                                          TERM SHEET SUPPLEMENT
                             FOR USE WITH BASE PROSPECTUS DATED JULY 11, 2006

                                     RESIDENTIAL ACCREDIT LOANS, INC.
                                                DEPOSITOR

                                     RESIDENTIAL FUNDING CORPORATION
                                       SPONSOR AND MASTER SERVICER

                                                QA PROGRAM
                             MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                      (ISSUABLE IN SERIES 2006 QA6)

THE TRUSTS

Each RALI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans.  The mortgage loans will be master serviced by Residential
Funding Corporation.

THE CERTIFICATES

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus.  The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET SUPPLEMENT.
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THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SEC FOR THE
OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN
THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE
INFORMATION  ABOUT THE DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER
PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY
CALLING THE TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

                                              JULY 17, 2006

THIS TERM SHEET  SUPPLEMENT IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL INFORMATION THAT IS REQUIRED TO
BE  INCLUDED  IN  THE  RELATED  BASE  PROSPECTUS  AND  THE  PROSPECTUS  SUPPLEMENT  FOR  ANY  SERIES.  THE
INFORMATION IN THIS TERM SHEET SUPPLEMENT IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS  TERM  SHEET  SUPPLEMENT,  IF  CONVEYED  PRIOR TO THE  TIME OF YOUR  CONTRACTUAL
COMMITMENT  TO PURCHASE ANY OF THE OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR
SIMILAR  TERM  SHEET  SUPPLEMENT  AND  ANY  OTHER  FREE  WRITING  PROSPECTUS  RELATING  TO  THOSE  OFFERED
CERTIFICATES.

THIS  TERM  SHEET  SUPPLEMENT  AND ANY  RELATED  TERM  SHEET  FOR A  SERIES  IS NOT AN  OFFER TO SELL OR A
SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,  SOLICITATION OR SALE IS
NOT PERMITTED.

THE  ATTORNEY  GENERAL  OF THE  STATE  OF NEW  YORK HAS NOT  PASSED  ON OR  ENDORSED  THE  MERITS  OF THIS
OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                          EUROPEAN ECONOMIC AREA

In relation to each Member  State of the  European  Economic  Area which has  implemented  the  Prospectus
Directive,  each referred to in this term sheet  supplement as a Relevant Member State,  each  underwriter will  represent and agree that with effect from and including the date on which the  Prospectus  Directive is implemented in that Relevant  Member State,  referred to in this term sheet  supplement as the Relevant
Implementation  Date,  it has not made and will not make an offer of  certificates  to the  public in that
Relevant Member State prior to the publication of a prospectus in relation to the  certificates  which has been approved by the competent  authority in that Relevant  Member State or, where  appropriate,  approved in another  Relevant  Member State and notified to the competent  authority in that Relevant Member State, all in accordance  with the Prospectus  Directive,  except that it may, with effect from and including the
Relevant  Implementation  Date,  make an offer of certificates to the public in that Relevant Member State at any time:

(a)      to legal entities  which are  authorized or regulated to operate in the financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal  entity  which has two or more of (1) an  average of at least 250  employees  during the last  financial  year; (2) a total balance sheet of more than(euro)43,000,000  and (3) an annual net turnover of more than(euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication  by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in relation to any  certificates  in any Relevant  Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase or  subscribe  the  certificates,  as the same may be varied in that Member
State by any measure  implementing  the Prospectus  Directive in that Member State,  and (ii)  "Prospectus
Directive"  means  Directive  2003/71/EC and includes any relevant  implementing  measure in each Relevant
Member State.

                                              UNITED KINGDOM

Each underwriter will represent and agree that:

(a)      it has only  communicated or caused to be communicated  and will only  communicate or cause to be communicated  an invitation or  inducement to engage in investment  activity  (within the meaning of  Section  21 of the  Financial  Services  and  Markets  Act,  referred  to in this term  sheet supplement as FSMA) received by it in connection  with the issue or sale of the  certificates  in circumstances in which Section 21(1) of the FSMA does not apply to the issuer and

(b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
         Kingdom.

      IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED
  CERTIFICATES, THIS TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF
                                           OFFERED CERTIFICATES

We provide  information  to you about the  offered  certificates  of any series in three or more  separate documents that provide progressively more detail:

-        the related base prospectus,  dated July 11, 2006, which provides  general  information,  some of which may not apply to your series of certificates;

-        this term sheet  supplement,  which provides  general  information  about series of  certificates issued  pursuant to the  depositor's QA program,  some of which may not apply to the offered certificates of any series; and

-        one or more term  sheets,  which  describe  terms  applicable  to the  classes  of the  series of offered  certificates  described  therein and provides a description  of certain  collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis,
Minnesota 55437 and its telephone number is (952) 857-7000.

THE  INFORMATION  IN THIS  TERM  SHEET  SUPPLEMENT,  IF  CONVEYED  PRIOR TO THE  TIME OF YOUR  CONTRACTUAL
COMMITMENT TO PURCHASE ANY OF THE OFFERED CERTIFICATES OF A SERIES,  SUPERSEDES ANY INFORMATION  CONTAINED
IN ANY PRIOR  SIMILAR  MATERIALS  RELATING  TO SUCH  CERTIFICATES.  THE  INFORMATION  IN THIS  TERM  SHEET
SUPPLEMENT IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET  SUPPLEMENT IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED
TO IN THIS TERM SHEET  SUPPLEMENT AND TO SOLICIT AN OFFER TO PURCHASE THE OFFERED  CERTIFICATES,  WHEN, AS
AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE  MADE BY YOU WILL NOT BE  ACCEPTED  AND WILL NOT  CONSTITUTE  A
CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE ACCEPTED YOUR OFFER TO
PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED  TO IN THESE  MATERIALS  ARE BEING SOLD WHEN,  AS AND IF ISSUED.  THE  ISSUING
ENTITY  IS NOT  OBLIGATED  TO ISSUE  SUCH  CERTIFICATES  OR ANY  SIMILAR  SECURITY  AND THE  UNDERWRITER'S
OBLIGATION  TO  DELIVER  SUCH  CERTIFICATES  IS SUBJECT TO THE TERMS AND  CONDITIONS  OF THE  UNDERWRITING
AGREEMENT  WITH THE ISSUING ENTITY AND THE  AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY
THE ISSUING ENTITY. YOU ARE ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS
OF THE MORTGAGE  LOAN POOL BACKING THEM,  MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE  POSSIBILITY  THAT
MORTGAGE  LOANS THAT  COMPRISE THE POOL MAY BECOME  DELINQUENT  OR DEFAULTED OR MAY BE REMOVED OR REPLACED
AND THAT SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR MORE CLASSES OF
CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A
FINAL  PROSPECTUS.  YOU ARE ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED  THAT HAVE THE  CHARACTERISTICS
DESCRIBED  IN  THESE  MATERIALS.  THE  UNDERWRITER'S  OBLIGATION  TO  SELL  SUCH  CERTIFICATES  TO  YOU IS
CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE  CHARACTERISTICS  DESCRIBED  IN THESE
MATERIALS.  IF FOR ANY REASON THE ISSUING  ENTITY  DOES NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER
WILL NOTIFY YOU, AND NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO
DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED  TO  PURCHASE,  AND NONE OF THE
ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR
RELATED TO
SUCH NON-DELIVERY.

                 TABLE OF CONTENTS

      Risks Relating to Primary Mortgage Insurers..15

      Special Yield and Prepayment Considerations..17

      Standard Hazard Insurance and Primary Mortgage
        Insurance .................................26
      The Program 26

      Principal Distributions on the Senior
        Certificates ..............................37
      Principal Distributions on the Class M

         Class M-2 and Class M-3 Certificate Yield
         Considerations ...........................50
         Additional Yield Considerations Applicable

         Servicing and Other Compensation and

         MATERIAL FEDERAL INCOME TAX CONSEQUENCES..57
         Special Tax Considerations Applicable to
         Residual Certificates ....................58
         Tax Return Disclosure and Investor List

                                          RISK FACTORS

The  offered  certificates  of any series are not  suitable  investments  for all  investors.  In particular,  you  should  not  purchase  any class of  offered  certificates  unless  you  understand  the prepayment, credit, liquidity and market risks associated with that class.

The offered  certificates are complex  securities.  You should possess,  either alone or together with an investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet  supplement  and the  related  base  prospectus  in the  context  of your  financial  situation  and tolerance for risk.

You should carefully  consider,  among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS

Underwriting standards may         Generally,  the mortgage loans have been originated using underwriting  standards
affect risk of loss on the         that are less stringent than the underwriting  standards applied by certain other
mortgage loans.                    first lien mortgage loan purchase programs,  such as those of Fannie Mae, Freddie
                                   Mac or the depositor's  affiliate,  Residential  Funding  Mortgage  Securities I,
                                   Inc.  Applying less stringent  underwriting  standards  creates  additional risks that losses on the mortgage loans will be allocated to certificateholders.
                                   Examples include the following:

                                   o    mortgage  loans secured by non-owner  occupied  properties may present a greater  risk that the  borrower  will stop making  monthly  payments if the borrower's financial condition deteriorates;
                                   o        mortgage loans with  loan-to-value  ratios  greater than 80% (i.e.,  the amount  of the  loan  at  origination  is 80% or more  of the  value  of the mortgaged  property)  may increase the risk that the value of the  mortgaged
                                        property   will  not  be  sufficient  to  satisfy  the  mortgage  loan  upon foreclosure;
                                   o        mortgage loans with  loan-to-value  ratios of greater than 80% which may be as high as 100% at origination,  with no mortgage insurance, may increase the  likelihood  that  the  value of the  mortgaged  property  would  not be sufficient  to satisfy the mortgage loan upon  foreclosure  unless the value of the mortgaged property increases;
                                   o        mortgage  loans made to borrowers  who have high  debt-to-income  ratios
                                        (i.e.,  the  amount  of debt  service  on the  other  debt  of the  borrower represents  a  large  portion  of  his  or  her  income)  may  result  in  a deterioration  of the  borrower's  financial  condition  that  could make it difficult for the borrower to continue to make mortgage payments; and
                                   o        mortgage  loans made to  borrowers  whose  income is not  required to be disclosed or verified may  increase the risk that the  borrower's  income is less than that represented.

                                   Some of the mortgage loans with  loan-to-value  ratios over 80% may be insured by primary  mortgage  insurance.  However,  if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.

                                   In addition, in determining  loan-to-value ratios for certain mortgage loans, the value of the related  mortgaged  property may be based on an appraisal that is up to 24 months  old if there is a  supporting  broker's  price  opinion,  automated valuation,  drive-by  appraisal  or  other  certification  of  value.  If such an appraisal  does not reflect  current  market  values and such market  values have declined,  the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

                                   See "The  Trusts--Underwriting  Policies"  and "Certain  Legal Aspects of Mortgage
                                   Loans and Contracts" in the related base prospectus.

The return on your certificates    The  Servicemembers  Civil  Relief Act, as amended,  or the Relief Act,  provides
could be reduced by shortfalls     relief to  borrowers  who enter  active  military  service  and to  borrowers  in
due to the Servicemembers Civil    reserve  status who are  called to active  duty  after the  origination  of their
Relief Act.                        mortgage  loan.  Current or future  military  operations of the United States may increase the number of borrowers who are in active  military  service,  including persons  in  reserve  status  who have  been  called  or will be called to active duty.  The Relief Act  provides  generally  that a borrower who is covered by the
                                   Relief Act may not be  charged  interest  on a mortgage  loan in excess of 6% per annum during the period of the  borrower's  active duty.  Any resulting  interest shortfalls  are not required to be paid by the  borrower at any future time.  The master servicer for the applicable  series of  certificates  will not be required to advance these shortfalls as delinquent  payments,  and the shortfalls will not be  covered  by any  form  of  credit  enhancement  on the  certificates  of that series.  Interest  shortfalls  on  the  mortgage  loans  included  in  the  trust established  for any series due to the  application  of the Relief Act or similar legislation  or  regulations  will be applied to reduce the  accrued  interest on each interest-bearing class of certificates of that series on a pro rata basis.

                                   The  Relief  Act also  limits  the  ability of the  servicer  to  foreclose  on a mortgage  loan  during the  borrower's  period of active duty and, in some cases, during an additional  three month period  thereafter.  As a result,  there may be delays in payment and increased  losses on the mortgage  loans.  Those delays and increased losses on the mortgage loans included in the trust  established for any series will be borne  primarily by the class of  certificates of that series with a  certificate  principal  balance  greater  than  zero with the  lowest  payment priority.

                                   We do not  know how many  mortgage  loans  have  been or may be  affected  by the application of the Relief Act or similar legislation or regulations.

                                   See the  definition of Accrued  Certificate  Interest under  "Description  of the
                                   Certificates--Glossary  of Terms" in this term sheet supplement and "Certain Legal
                                   Aspects of Mortgage Loans and  Contracts--Servicemembers  Civil Relief Act" in the
                                   related base prospectus.

The return on your certificates    Losses on mortgage  loans may occur due to a wide variety of causes,  including a
may be affected by losses on the   decline  in real  estate  values,  as well as  adverse  changes  in a  borrower's
mortgage loans, which could        financial  condition.  A decline in real  estate  values or  economic  conditions occur due to a variety of causes.  nationally or in the regions where the mortgaged  properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates    One  risk  of  investing  in   mortgage-backed   securities  is  created  by  any
may be particularly sensitive to   concentration  of the related  properties in one or more geographic  regions.  If
changes in real estate markets     the  regional   economy  or  housing  market  weakens  in  any  region  having  a
in specific regions.               significant  concentration  of properties  underlying  mortgage loans included in the trust  established  for any  series,  the  mortgage  loans in that region may experience high rates of loss and delinquency,  resulting in losses to holders of the related series of  certificates.  A region's  economic  condition and housing market  may be  adversely  affected  by a variety of  events,  including  natural
                                   disasters  such  as  earthquakes,   hurricanes,   floods  and  eruptions,   civil
                                   disturbances  such as riots,  by disruptions  such as ongoing power  outages,  or terrorist  actions or acts of war.  The  economic  impact of any of those  events may also be felt in areas beyond the region immediately  affected by the disaster or  disturbance.  The  properties  underlying  the mortgage loans included in any loan group may be concentrated in these regions.  This  concentration  may result in greater losses to certificateholders  than those generally present for similar mortgage-backed securities without that concentration.

                                   Several  hurricanes,  which struck  Louisiana,  Alabama,  Mississippi,  Texas and
                                   Florida  in recent  months,  may have  adversely  affected  mortgaged  properties located in those states.  Generally,  the mortgage pool does not include mortgage
                                   loans  secured  by  mortgaged   properties   located  in  the  federal  emergency
                                   management  agency ("FEMA")  designated  individual  assistance  zones.  However,
                                   FEMA-designated  individual  assistance  zones are subject to change from time to time by FEMA and, therefore,  no assurance can be given that the mortgage pool is free of mortgage loans secured by mortgaged  properties  located in those areas.
                                   Further, mortgage  loans  in the  mortgage  pool  may  be  secured  by  mortgaged properties  in FEMA-designated  public assistance  areas,  which also may include
                                   mortgaged properties in areas that were affected by the hurricanes.   Residential
                                   Funding will make a  representation  and warranty  that each  mortgaged  property underlying a mortgage  loan included in the trust  established  for any series is free of damage and in good  repair as of the  closing  date for that  series.  In the event that a mortgaged  property  underlying a mortgage  loan included in the trust  established  for any  series is damaged  as of the  closing  date for that series  and that  damage  materially and  adversely  affects  the value of or the interests  of the  holders  of the  certificates  of that  series in the  related mortgage  loan,  Residential  Funding will be required to repurchase  the related
                                   mortgage  loan from the trust.   Any such  repurchases  may shorten the  weighted
                                   average  lives of the  certificates  of that  series.   We will not know how many
                                   mortgaged  properties  underlying  the  mortgage  loans  included  in  the  trust established  for any series will have been or may be affected  by the  hurricanes and  therefore  whether  the  payment  experience  on any  mortgage  loan  in the mortgage pool for that series will be affected.

Excess interest from the           The amount by which the aggregate stated principal  balance of the mortgage loans
mortgage loans may not provide     exceeds the aggregate class  certificate  balance of the classes of certificates,
adequate credit enhancement.       other   than   the   Class   SB   and   Class   R    Certificates,    is   called
                                   "overcollateralization."  Except as provided  in a final term sheet,  the initial level  of  overcollateralization  (that  is,  the  overcollateralization  on  the closing  date) is expected  to be  approximately  equal to the  initial  level of overcollateralization  required  by the  pooling  and  servicing  agreement.  The mortgage  loans  are  expected  to  accrue  more  interest  than is needed to pay interest on the classes of  certificates  because the weighted  average  interest rate on the  mortgage  loans is expected to be higher than the  weighted  average pass-through  rate on such  classes of  certificates  plus the  weighted  average expense  fee  rate.  In the  event  that the  level of  overcollateralization  is reduced,  such  "excess  interest"  will be used  to  make  additional  principal payments  on the classes of  certificates  to the extent  described  in this term
                                   sheet   supplement.   Overcollateralization   is  intended  to  provide   limited
                                   protection to the holders of the offered  certificates  by absorbing  losses from liquidated  mortgage  loans.  However,  we cannot  assure you that enough  excess interest will be generated on the mortgage  loans to maintain the required  level of overcollateralization.

                                   The excess interest  available on any  distribution  date will be affected by the actual  amount of  interest  received,  collected  or  advanced in respect of the mortgage  loans for that  distribution  date.  Such amount will be  influenced by changes in the weighted  average of the mortgage rates resulting from prepayments and  liquidations  of the  mortgage  loans  as well as  from  adjustments  of the
                                   mortgage  rates.  The  pass-through  rate  of  each  class  of   interest-bearing
                                   certificates  is  subject  to a net  rate  cap  which  generally  is based on the weighted  average  adjusted net mortgage rates of the mortgage  loans,  as may be adjusted as described in a final term sheet. If the  pass-through  rate on one or more  classes is limited by the  applicable  net rate cap, it may be necessary to apply all or a portion of the interest  funds  available to  distribute  interest at the  pass-through  rates  for  such  classes  of  certificates.  As a  result, interest may be unavailable for any other purpose.

                                   If the protection  afforded by  overcollateralization  is insufficient,  then the holders of the offered certificates could experience a loss on their investment.

The value of your certificates     If the  performance of the mortgage loans included in the trust  established  for
may be reduced if losses are       any series is substantially  worse than assumed by the rating agencies rating any
higher than expected.              class  of  certificates  of that  series,  the  ratings  of any  class  of  those certificates  may be lowered in the future.  This would probably reduce the value of those certificates.  None of the depositor,  the master servicer nor any other entity will have any obligation to supplement any credit enhancement,  or to take any other action to maintain any rating of the certificates.

A transfer of master servicing     If the  master  servicer  defaults  in its  obligations  under  the  pooling  and
in the event of a master           servicing  agreement,   the  master  servicing  of  the  mortgage  loans  may  be
servicer default may increase      transferred to the trustee or an alternate  master  servicer,  as described under
the risk of payment application    "The  Pooling  and  Servicing  Agreement  - Rights  Upon Event of Default" in the
errors                             related  base  prospectus.  In the event of such a transfer  of master  servicing there may be an increased  risk of errors in applying  payments from borrowers or in transmitting information and funds to the successor master servicer.

Some of the mortgage loans have    Some of the mortgage loans included in the trust  established  for any series may
an initial interest only period,   have interest only periods of varying duration.  During this period,  the payment
which may increase the risk of     made by the related  borrower  will be less than it would be if the mortgage loan
loss and delinquency on these      amortized.  In  addition,  the  mortgage  loan balance will not be reduced by the
mortgage loans.                    principal  portion  of  scheduled  monthly  payments  during  this  period.  As a result,  no principal  payments will be made to the  certificates  of the related series from  mortgage  loans of this nature  during  their  interest  only period except in the case of a prepayment.

                                   After the initial  interest only period,  the scheduled  monthly payment on these mortgage loans may increase,  which may result in increased  delinquencies by the related  borrowers,  particularly  if  interest  rates  have  increased  and  the borrower  is unable to  refinance.  In  addition,  losses may be greater on these mortgage loans as a result of the mortgage loan not  amortizing  during the early years of these mortgage loans.  Although the amount of principal included in each scheduled  monthly  payment for a  traditional  mortgage  loan can be  relatively small during the first few years after the  origination  of a mortgage  loan,  in the aggregate the amount can be significant.

                                   Mortgage  loans with an initial  interest only period are  relatively  new in the
                                   mortgage   marketplace.   The   performance   of  these  mortgage  loans  may  be
                                   significantly  different than mortgage loans that fully amortize.  In particular, there  may be a  higher  expectation  by these  borrowers  of  refinancing  their mortgage  loans  with a new  mortgage  loan,  in  particular  one with an initial interest only period,  which may result in higher or lower prepayment speeds than would  otherwise  be the case.  In  addition,  the failure to build equity in the related  mortgaged  property by the related  mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

         HIGH LTV LOANS WITHOUT MORTGAGE INSURANCE

The mortgage pool includes         Some of the mortgage  loans may have an LTV ratio at origination in excess of 80%
certain loans that may be          but may not be insured by a primary mortgage  insurance policy.  Although primary
subject to a higher risk of loss   mortgage  insurance  policy is generally  required for mortgage loans with an LTV ratio in excess of 80%, no such  insurance was required for these loans under the applicable  underwriting  criteria.  The likelihood that the value of the related mortgaged  property  would not be  sufficient  to satisfy the mortgage  loan upon foreclosure  is  greater  for  these  types  of  loans,  resulting  in  a  higher likelihood of losses with respect to these types of loans.

         RISKS RELATING TO PRIMARY MORTGAGE INSURERS

You may incur losses if a          Some of the mortgage  loans may have an LTV ratio at origination in excess of 80%
primary mortgage insurer fails     and may be insured by a primary  mortgage  insurance  policy.  If such a mortgage
to make payments under a primary   loan  were  subject  to a  foreclosure  and the  value of the  related  mortgaged
mortgage insurance policy          property were not  sufficient to satisfy the mortgage  loan,  payments  under the primary mortgage  insurance  policy would be required to avoid any losses,  or to reduce the losses on, such a mortgage  loan.  If the insurer is unable or refuses to pay a claim,  the  amount of such  losses  would be  allocated  to  holders of certificates as realized losses.

         RISKS RELATING TO COOPERATIVE LOANS

Cooperative loans have certain     Some of the mortgage  loans may not be secured  directly by real property but may
characteristics that may           be  cooperative  loans.  A cooperative  loan is secured by a first lien on shares
increase the risk of loss          issued by the cooperative  corporation that owns the related  apartment  building and on the related  proprietary lease or occupancy  agreement  granting exclusive rights to occupy a specific unit within the cooperative.  Cooperative  loans have certain characteristics that may increase the likelihood of losses.
                                   The  proprietary  lease or occupancy  agreement  securing a  cooperative  loan is subordinate,  in most cases, to any blanket  mortgage on the related  cooperative apartment  building or on the  underlying  land. If the  cooperative is unable to meet the  payment  obligations  (i) arising  under an  underlying  mortgage,  the mortgagee  holding an underlying  mortgage  could  foreclose on that mortgage and terminate all  subordinate  proprietary  leases and occupancy  agreements or (ii)
                                   arising under its land lease,  the holder of the  landlord's  interest  under the land  lease  could  terminate  it and  all  subordinate  proprietary  leases  and occupancy agreements.

                                   Additionally,  the proprietary lease or occupancy agreement may be terminated and
                                   the   cooperative   shares  may  be   cancelled   by  the   cooperative   if  the
                                   tenant-stockholder  fails to pay maintenance or other obligations or charges owed by  the  tenant-stockholder.  A  default  by  the  tenant-stockholder  under  the proprietary lease or occupancy  agreement will usually constitute a default under the  security  agreement  between the lender and the  tenant-stockholder.  In the event of a foreclosure  under a cooperative  loan,  the mortgagee will be subject to certain  restrictions on its ability to transfer the collateral and the use of proceeds  from any sale of  collateral.  See "Certain  Legal  Aspects of Mortgage
                                   Loans and  Contracts--The  Mortgage  Loans--Cooperative  Loans" in the related base prospectus.
LIMITED OBLIGATIONS

Payments on the mortgage loans     The  certificates  offered in each series will  represent  interests  only in the
and the other assets of the        trust  established  for  that  series.  The  certificates  do  not  represent  an
trust are the sole source of       ownership interest in or obligation of the depositor,  the master servicer or any
payments on your certificates.     of their  affiliates.  If proceeds from the assets of the trust  established  for any series of certificates  are not sufficient to make all payments  provided for under the pooling and servicing  agreement for that series,  investors  will have no recourse to the depositor,  the master servicer or any other entity,  and will incur losses.
LIQUIDITY RISKS

You may have to hold your          A secondary  market for your  certificates  may not develop.  Even if a secondary
certificates to maturity if        market  does  develop,  it may not  continue or it may be  illiquid.  Neither the
their marketability is limited.    underwriters  for  the  related  series  nor  any  other  person  will  have  any obligation  to make a  secondary  market  in your  certificates,  and you have no right to request redemption of your  certificates.  Illiquidity means you may not be able to find a buyer to buy your  securities  readily  or at prices  that will enable  you to realize a desired  yield.  Illiquidity  can have a severe  adverse effect on the market value of your certificates.

                                   Any class of offered certificates may experience illiquidity,  although generally illiquidity  is  more  likely  for  classes  that  are  especially  sensitive  to prepayment,  credit or interest rate risk,  or that have been  structured to meet the investment requirements of limited categories of investors.
BANKRUPTCY RISKS

Bankruptcy proceedings could       The transfer of the mortgage  loans from any  applicable  seller to the depositor
delay or reduce distributions on   will  be  intended  by the  parties  to be and  will  be  documented  as a  sale.
the certificates.                  However,  if any seller were to become  bankrupt,  a trustee in bankruptcy  could attempt to  recharacterize  the sale of the  applicable  mortgage loans as a loan secured by those mortgage  loans or to consolidate  those mortgage loans with the assets of that seller.  Any such attempt  could result in a delay in or reduction of collections on the mortgage  loans included in the trust  established  for any series available to make payments on the certificates of that series.

The Bankruptcy of a Borrower May   If a borrower becomes subject to a bankruptcy proceeding,  a bankruptcy court may
Increase the Risk of Loss on a     require  modifications  of the  terms of a  mortgage  loan  without  a  permanent
Mortgage Loan.                     forgiveness  of the principal  amount of the mortgage  loan.  Modifications  have included  reducing  the  amount of each  monthly  payment,  changing  the rate of interest  and  altering  the  repayment  schedule.  In  addition,  a court having federal  bankruptcy  jurisdiction  may permit a debtor to cure a monetary default relating  to a  mortgage  loan on the  debtor's  residence  by paying  arrearages within a reasonable  period and  reinstating  the original  mortgage loan payment schedule,  even  though  the  lender  accelerated  the  mortgage  loan and  final judgment of foreclosure had been entered in state court.  In addition,  under the federal  bankruptcy  law,  all  actions  against a  borrower  and the  borrower's property are automatically stayed upon the filing of a bankruptcy petition.

         SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

The yield on your certificates     The yield to  maturity on each class of offered  certificates  of any series will
will vary depending on various     depend on a variety of factors, including:
factors.
                                   o        the rate and timing of principal  payments on the mortgage  loans in the related  loan  group  included  in the  trust  established  for any  series, including  prepayments,  defaults and  liquidations,  and repurchases due to breaches of representations or warranties;

                                   o        the  allocation  of  principal  payments  on the  mortgage  loans in the related  loan  group  among the  various  classes  of  offered  certificates included in that series;

                                   o        realized  losses and interest  shortfalls  on the mortgage  loans in the related loan group;

                                   o        the pass-through rate for that class; and

                                   o        the purchase price of that class.

                                   As used in this term sheet  supplement,  references  to the  related (or words of similar  effect) loan group will mean, in the case of a series with multiple loan groups,  the  loan  group  from  which  a  class  of  certificates  will  receive distributions  of  principal  and  interest,  and, in the case of a series with a single loan group, the mortgage pool.
                                   The rate of  prepayments  is one of the most  important and least  predictable of these  factors.  No assurances  are given that the mortgage  loans will prepay at any particular rate.

                                   In general,  if you purchase a certificate at a price higher than its outstanding certificate  principal  balance and principal  distributions  on your certificate occur faster than you assumed at the time of  purchase,  your yield will be lower than you  anticipated.  Conversely,  if you  purchase  a  certificate  at a price
                                   lower  than  its  outstanding   certificate   principal   balance  and  principal
                                   distributions  on that class  occur more  slowly  than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the     Since  mortgagors,  in most cases,  can prepay their  mortgage loans at any time,
mortgage loans will vary           the rate and timing of principal  distributions  on the offered  certificates are
depending on future market         highly  uncertain  and are  dependent  upon a wide variety of factors,  including
conditions and other factors.      general  economic  conditions,  interest rates,  the  availability of alternative
                                   financing  and  homeowner  mobility.   Generally,   when  market  interest  rates
                                   increase,  borrowers are less likely to prepay their mortgage  loans.  This could result in a slower  return of principal to you at a time when you might have been able to reinvest  your funds at a higher rate of interest  than the  pass-through rate on your class of  certificates.  On the other  hand,  when  market  interest rates  decrease,  borrowers  are generally  more likely to prepay their  mortgage loans.  In addition,  when the mortgage  rates on hybrid  mortgage  loans convert from fixed rates to adjustable  rates,  there may be an increase in  prepayments.
                                   The factors  described  in the previous  two  sentences  could result in a faster return of principal to you at a time when you might not be able to reinvest  your funds  at an  interest  rate as high as the  pass-through  rate on your  class of certificates.

                                   Refinancing programs,  which may involve soliciting all or some of the mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage  loans.  These  refinancing  programs  may  be  offered  by  the  master servicer,  any subservicer,  the depositor or their  affiliates,  and may include streamlined  documentation  programs as well as  programs  under which a mortgage
                                   loan  is  modified  to  reduce  the  interest  rate.  Streamlined   documentation
                                   programs involve less  verification of underwriting  information than traditional documentation programs.

                                   See  "Description  of the  Mortgage  Pool--The  Program"  and  "Certain  Yield and
                                   Prepayment  Considerations"  in this term  sheet  supplement  and  "Maturity  and
                                   Prepayment Considerations" in the related base  prospectus.

The recording of mortgages in      The  mortgages  or  assignments  of mortgage for all or a portion of the mortgage
the name of MERS may affect the    loans  included in the trust  established  for any series may have been or may be
yield on the certificates.         recorded in the name of Mortgage Electronic  Registration Systems, Inc., or MERS,
                                   solely as nominee for the originator  and its successors and assigns.  Subsequent assignments of those  mortgages are registered  electronically  through the MERS(R)
                                   System.  However,  if MERS discontinues the MERS(R)System and it becomes necessary to record an assignment  of the mortgage to the trustee for any series,  then any related  expenses  shall be paid by the related  trust and will reduce the amount available to pay principal of and interest on the  certificates  included in that series with  certificate  principal  balances  greater  than zero with the lowest payment priorities.

                                   The  recording of  mortgages in the name of MERS is a relatively  new practice in the  mortgage  lending  industry.  Public  recording  officers  and others in the mortgage  industry may have limited,  if any,  experience with lenders seeking to
                                   foreclose   mortgages,   assignments   of  which  are   registered   with   MERS.
                                   Accordingly,   delays  and  additional  costs  in  commencing,   prosecuting  and
                                   completing  foreclosure  proceedings  and  conducting  foreclosure  sales  of the mortgaged  properties  could result.  Those delays and additional  costs could in turn delay the  distribution  of  liquidation  proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

                                   For additional  information regarding MERS and the MERS(R)System, see "Description of the Mortgage  Pool--General" and "Certain Yield and Prepayment  Considerations"
                                   in this term sheet supplement and "Description of the  Certificates--Assignment of
                                   Mortgage Loans" in the related base  prospectus.
The yield on your certificates     The offered  certificates  of each class included in a series will have different
will be affected by the specific   yield  considerations  and  different  sensitivities  to the rate and  timing  of
terms that apply to that class,    principal  distributions.   The  following  is  a  general  discussion  of  yield
discussed below.                   considerations  and  prepayment  sensitivities  of  some  of  the  categories  of certificates that may be included in any series.

                                   See "Certain Yield and Prepayment Considerations" in this term sheet supplement.
Senior Certificates                Each Class of Senior Certificates will receive  distributions  primarily from the related  loan group.  Therefore,  the yields on the Senior  Certificates  will be sensitive  to the rate and timing of  principal  prepayments  and defaults on the mortgage loans in the related loan group.

                                   See  "Description  of the  Certificates--Principal  Distributions  on  the  Senior
                                   Certificates" in this term sheet supplement.
The yields on the adjustable       The interest rate on any class of adjustable rate  certificates  will be based on
rate certificates may be           an  interest  rate  index plus a margin,  subject to a cap equal to the  weighted
affected by changes in interest    average of the net  mortgage  rates on the related  mortgage  loans,  or weighted
rates                              average net mortgage rate cap, as adjusted to take into account  payments owed by the trust to the swap  counterparty  under a swap  agreement,  if any.  Thus, the yield  to  investors  on any  class  of  adjustable  rate  certificates  will  be extremely  sensitive to fluctuations of the applicable interest rate index and be adversely  affected by the application of the weighted  average net mortgage rate cap,  as  adjusted to take into  account  payments  owed by the trust to the swap counterparty under a swap agreement, if any.

                                   The  difference  between the weighted net mortgage  rate cap, as adjusted to take into account  payments  owed by the trust to the swap  counterparty  under a swap agreement,  if any,  and the  applicable  interest  rate index  plus the  related margin will create a shortfall  that will carry  forward with  interest  thereon.
                                   However,  these  shortfalls  will only be payable  from  excess  cash flow or, if applicable,  a yield  maintenance  agreement,  swap agreement or other derivative instrument,  and may  remain  unpaid on the  optional  termination  date,  if the optional  termination  is  exercised,  or,  if the  optional  termination  is not exercised, on the final distribution date for the certificates.

                                   In addition,  because the initial  mortgage  rates on the related  mortgage loans may be lower than the related minimum  mortgage rates,  the weighted  average net mortgage  rate cap, as adjusted to take into account  payments  owed by the trust to the swap counterparty  under a swap agreement,  if any, will initially be less than it will be once  the  related  mortgage  loans  have all  adjusted  to their fully-indexed  rate.  Therefore,  prior to the month in which all of the  related mortgage  loans have  adjusted to their fully  indexed  rate,  there is a greater risk that the pass-through  rate on the related  adjustable rate certificates may be limited by the  weighted  average net  mortgage  rate cap, as adjusted to take into account  payments  owed by the trust to the swap  counterparty  under a swap agreement, if any.

Interest Only Certificates         A class  of  interest  only  certificates  included  in any  series  will  not be entitled to  principal  distributions  and will  receive  interest  distributions based  on a  notional  amount,  which  may be based  on all or a  portion  of the certificate  principal balance of one or more classes of certificates included in the related  series.  Investors in a class of interest only  certificates  should be aware  that the yield on that class will be  extremely  sensitive  to the rate
                                   and  timing  of   principal   payments  on  the  related   class  or  classes  of
                                   certificates,  and that rate may  fluctuate  significantly  over  time.  A faster than  expected  rate of  principal  payments on the  related  class or classes of certificates  will have an adverse effect on the yield to investors in a class of interest  only  certificates  and could result in their  failure to fully recover their initial investments.

Senior Support Certificates        Investors  in a class of senior  support  certificates  of any  series  should be aware that all or a portion of losses on the  mortgage  loans in the related loan group included in the trust  established for that series  otherwise  allocable to the related  class or classes of super senior  certificates  will be allocated to that class of senior support  certificates  as and to the extent set forth in the final  term  sheet for that  series.  Therefore,  the yield to  maturity  on that class of  senior  support  certificates  will be  extremely  sensitive  to losses otherwise allocable to the related class or classes of super senior certificates.

Subordinated Certificates          The yield to  investors  in any  class of the  subordinated  certificates  of any series will be sensitive  to the rate and timing of losses on the mortgage  loans in all related  loan groups for any series,  if those losses are not covered by a more subordinate class of the subordinated certificates.

                                   It is not  expected  that a class of  subordinated  certificates,  other than any
                                   class  of  senior  support  certificates,   will  receive  any  distributions  of
                                   principal  payments until the distribution date set forth in the final term sheet for a class of certificates.  On or after that date, all or a  disproportionately large portion of principal  prepayments  on the mortgage loans in each loan group may be allocated  to the related  senior  certificates  as described in this term sheet  supplement,  and none or a  disproportionately  small portion of principal prepayments  on the mortgage  loans in each loan group may be paid to the holders of the  subordinated  certificates,  other  than  any  class  of  senior  support certificates.

                                   As a result,  the weighted average lives of the subordinated  certificates may be longer than would otherwise be the case.

                                   See  "Summary--Credit  Enhancement--Allocation  of Losses" and  "Description of the
                                   Certificates--Allocation of Losses; Subordination" in this term sheet supplement.

Certificates entitled to           As set forth in any final term sheet for a class of certificates,  the holders of
prepayment charges                 certain  certificates may be entitled to prepayment  charges collected in respect of the mortgage loans.  The yield to maturity of those  certificates  will depend on the rate and timing of receipt of  prepayment  charges on the mortgage  loans, which are difficult to predict and which may fluctuate  significantly  over time.
                                   Generally,  each prepayment  charge only remains  applicable with respect to such mortgage  loan  for the  limited  time  periods  specified  in the  terms of such
                                   mortgage  loan.  In  addition,   under  certain  instances  the  payment  of  any
                                   otherwise  applicable  prepayment  charge may be waived by the  master  servicer.
                                   Investors should conduct their own analysis of the effect,  if any, that rate and timing of payment of  prepayment  charges,  or decisions  by the master  servicer
                                   with  respect  to  waiver   thereof,   may  have  on  the  performance  of  those
                                   certificates  entitled to  prepayment  charges.  There can be no  assurance as to the  timing or amount of  collections  of  prepayment  charges  or the  effect of prepayment  charges on the rate of  prepayments on the mortgage  loans.  Further, some state laws  restrict  the  imposition  of  prepayment  charges even when the mortgage  loans  expressly  provide for the  collection of those  charges.  It is possible  that  prepayment  charges  and late fees may not be  collected  even on mortgage  loans that  provide  for the payment of these  charges.  In that event, these  amounts  will  not be  available  for  distribution  on  the  certificates entitled to prepayment charges.

                                   See  "Description  of the  Mortgage  Pool  -  General"  and  "Certain  Yield  and
                                   Prepayment  Considerations"  in this term sheet  supplement  and  "Certain  Legal
                                   Aspects of Mortgage  Loans and  Contracts--Default  Interest  and  Limitations  on
                                   Prepayments"  in the related base prospectus.
Certificates related to any        As set forth in any final term sheet for a class of certificates,  the holders of
yield maintenance agreement        certain  adjustable rate  certificates may benefit from a series of interest rate cap payments  pursuant to a yield maintenance  agreement.  The purpose of a yield maintenance  agreement is to partially  mitigate the risk to the investors in the related  certificates  that the pass-through  rate on their  certificates will be lower than the index plus the related margin.

                                   However,  the  amount  payable  to  those  investors  under a  yield  maintenance agreement  will  be  based  on a  notional  amount  equal  to the  lesser  of the aggregate  certificate  principal  balance of related  certificates and an amount determined  based  on an  assumed  rate of  prepayments  on the  mortgage  loans.
                                   Accordingly,  if  prepayments  occur at a slower  rate than  assumed,  the amount payable  on the  yield  maintenance  agreement  will be less  than the  amount of interest that would accrue on those  certificates at the excess of the index over a certain  rate per annum as set forth in the final  term  sheet for such  class.
                                   In  addition,  if the index  exceeds a certain rate per annum as set forth in the final  term sheet for such  class of  certificates,  no  additional  amounts  are payable  under the yield  maintenance  agreement.  Any amount by which the amount paid by the yield  maintenance  agreement  provider  is less than the  difference between the index plus the related  margin and a rate set forth in the final term sheet for such class of certificates  will not be payable from any source on that distribution date or any future distribution date.

                                   Furthermore,  investors under the yield maintenance  agreement are subject to the risk that the yield  maintenance  agreement  provider  will  default  on all or a portion of its payment obligations under the yield maintenance agreement.

Certificates related to any swap   As set  forth  in any  final  term  sheet  for a class of  certificates,  amounts
agreement.                         payable by a swap counterparty  under a swap agreement,  if any, may be available to pay  some  interest  shortfalls,  basis  risk  shortfalls  and to  cover  some losses.  However,  no net amounts will be payable by the swap counterparty unless the amount  owed by the swap  counterparty  on a  distribution  date  exceeds the amount owed to the swap  counterparty  on that  distribution  date.  No assurance can be made that any amounts will be received under any swap  agreement,  or that any  such  amounts  that  are  received  will be  sufficient  to  cover  interest shortfalls,  basis risk  shortfalls  or losses.  Any net swap payment  payable to the swap  counterparty  under the terms of the swap agreement will reduce amounts
                                   available   for   distribution   to   certificateholders,   and  may  reduce  the
                                   pass-through rates of the related certificates.  In addition, in certain cases, a swap termination  payment payable to the swap  counterparty in the event of early termination of the swap agreement may reduce amounts  available for  distribution to the related certificates.

                                   Furthermore,  investors under the swap agreement are subject to the risk that the swap  counterparty  will  default on all or a portion of its payment  obligations under the swap agreement.

Class M Certificates               The yield to investors in the Class M Certificates  will be sensitive to the rate and timing of losses on the related  mortgage loans, to the extent not covered by excess cash flow or  overcollateralization.  Losses, other than specified amounts of  certain  types of losses  described  in this term  sheet  supplement,  to the extent  not  covered  by  excess  cash  flow  or  overcollateralization  will  be allocated to the most subordinate class of Class M Certificates outstanding.

                                   See  "Description  of the  Certificates--Allocation  of Losses" in this term sheet supplement.

                                              ISSUING ENTITY

         The  depositor  will  establish a trust with  respect to each series on the closing date for that series,  under a series  supplement,  dated as of the cut-off date for that series,  to the standard terms of pooling and servicing  agreement,  dated as of March 1, 2006, among the depositor,  the master servicer and the trustee,  together  with the series  supplement,  referred to herein as the pooling and  servicing agreement.  The  pooling and  servicing  agreement  is  governed by the laws of the State of New York.  On the closing  date for each series,  the  depositor  will  deposit into the trust a pool of mortgage  loans that in the  aggregate  will  constitute a mortgage  pool,  secured by first liens on one- to  four-family residential  properties  with  terms to  maturity  of not more than 30  years.  The  mortgage  pool may be divided  into two or more loan  groups.  The trust will not have any  additional  equity.  The pooling and servicing  agreement for each series will  authorize the trust to engage only in selling the  certificates in exchange for the mortgage  loans included in that trust,  entering into and performing its  obligations under the pooling and servicing agreement for that series,  activities  necessary,  suitable or convenient to such actions and other  activities as may be required in connection with the  conservation of the trust fund and making distributions to certificateholders of that series.

         The pooling and servicing  agreement  will provide that the depositor  assigns to the trustee for the  benefit  of the  certificateholders  without  recourse  all the  right,  title  and  interest  of the depositor  in and to the mortgage  loans.  Furthermore,  the pooling and  servicing  agreement  will state that,  although it is intended that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale,  the  conveyance  of the mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

         Some  capitalized  terms used in this term sheet  supplement  have the meanings given below under
"Description of the Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                            SPONSOR AND MASTER SERVICER

         Residential Funding Corporation,  a Delaware  corporation,  buys residential mortgage loans under
several  loan  purchase  programs  from  mortgage  loan  originators  or  sellers  nationwide,   including
affiliates,  that meet its  seller/servicer  eligibility  requirements and services mortgage loans for its own  account  and for  others.  See "The  Trusts--Mortgage  Collateral  Sellers"  and  "--Qualifications  of
Sellers"  in  the  related  base  prospectus  for a  general  description  of  applicable  seller/servicer eligibility  requirements.  Residential Funding  Corporation's  principal executive offices are located at
8400 Normandale Lake Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437. Its telephone number is (952)
857-7000.  Residential  Funding  Corporation  conducts operations from its headquarters in Minneapolis and from offices located  primarily in California,  Texas,  Maryland,  Pennsylvania and New York.  Residential
Funding Corporation finances its operations primarily through its securitization program.

         Residential  Funding  Corporation  was founded in 1982 and began  operations in 1986,  acquiring, servicing  and  securitizing  residential  jumbo  mortgage  loans  secured  by  first  liens  on  one-  to four-family  residential  properties.  General Motors Acceptance Corporation purchased Residential Funding
Corporation in 1990. In 1995,  Residential  Funding  Corporation  expanded its business to include "Alt-A"
first  lien  mortgage  loans,  such as the  mortgage  loans  described  in the  related  base  prospectus.
Residential  Funding  Corporation  also began to acquire and service both  closed-end and revolving  loans secured by second liens and subprime loans in 1995.

SPONSOR SECURITIZATION EXPERIENCE

            The  following   tables  set  forth  the  aggregate   principal  amount  of  publicly  offered
securitizations  of mortgage loans  sponsored by Residential  Funding  Corporation for the past five years and for the three months ended March 31, 2006.  Residential  Funding Corporation  sponsored  approximately
$23.9 billion and $2.4 billion in initial  aggregate  principal  amount of  mortgage-backed  securities in
the  2001  calendar  year  backed  by  first  lien  mortgage   loans  and  junior  lien  mortgage   loans,
respectively.  Residential Funding Corporation  sponsored  approximately $52.1 billion and $2.4 billion in initial  aggregate  principal  amount of  mortgage-backed  securities  in the 2005 calendar year backed by first lien mortgage  loans and junior lien  mortgage  loans,  respectively.  The  percentages  shown under
"Percentage  Change from Prior Year"  represent  the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume. Sponsor Securitization Experience

                                                  FIRST LIEN MORTGAGE LOANS
                                                                                                                THREE   MONTHS
VOLUME BY PRINCIPAL BALANCE       2001        2002            2003             2004            2005             ENDED 3/31/06
Prime Mortgages (1)          $16,387,846,100  $16,177,753,813 $18,964,072,062  $11,953,278,792 $24,149,038,614  $7,135,030,878
Non-Prime Mortgages (2)      $7,566,949,253   $15,475,700,554 $27,931,235,627  $24,408,531,445 $27,928,496,334  $8,748,631,665
Total                        $23,954,795,353  $31,653,454,367 $46,895,307,689  $36,361,810,237 $52,077,534,948  $15,883,662,543
Prime Mortgages (1)                   68.41%          51.11%           40.44%          32.87%           46.37%          44.92%
Non-Prime Mortgages (2)               31.59%          48.89%           59.56%          67.13%           53.63%          55.08%
Total                                100.00%         100.00%          100.00%         100.00%          100.00%         100.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                   98.71%         (1.28)%           17.22%        (36.97)%          102.03%        (70.45)%
Non-Prime Mortgages (2)                2.60%         104.52%           80.48%        (12.61)%           14.42%        (68.67)%
Total Volume                          53.34%          32.14%           48.15%        (22.46)%           43.22%        (69.50)%

JUNIOR LIEN MORTGAGE LOANS
                                                                                                                 THREE MONTHS
VOLUME BY PRINCIPAL BALANCE       2001             2002            2003             2004            2005        ENDED 3/31/06
Prime Mortgages (1)          $2,438,519,235   $2,875,005,049  $3,207,008,585   $2,085,015,925  $2,409,506,573   $1,129,885,236
Non-Prime Mortgages (2)                  -                -               -                -               -                -
Total                        $2,438,519,235   $2,875,005,049  $3,207,008,585   $2,085,015,925  $2,409,506,573   $1,129,885,236
Prime Mortgages (1)                  100.00%         100.00%          100.00%         100.00%          100.00%         100.00%
Non-Prime Mortgages (2)                0.00%           0.00%            0.00%           0.00%            0.00%           0.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                 (12.07)%          17.90%           11.55%        (34.99)%           15.56%        (53.11)%
Non-Prime Mortgages (2)                  -                -               -                -               -                -
Total Volume                        (12.07)%          17.90%           11.55%        (34.99)%           15.56%        (53.11)%

                                                  FIRST LIEN MORTGAGE LOANS
                                                                                                                 THREE MONTHS
 VOLUME BY NUMBER OF LOANS        2001             2002            2003             2004            2005        ENDED 3/31/06
Prime Mortgages (1)                   57,758   68,077          86,166           55,773          91,631                  26,911
Non-Prime Mortgages (2)       71,443           136,789         200,446          170,696         173,796                 51,369
Total                         129,201          204,866         286,612          226,469         265,427                 78,280
Prime Mortgages (1)                   44.70%          33.23%           30.06%          24.63%           34.52%          34.38%
Non-Prime Mortgages (2)               55.30%          66.77%           69.94%          75.37%           65.48%          65.62%
Total                                100.00%         100.00%          100.00%         100.00%          100.00%         100.00%

Percentage Change from
Prior Year(3)
Prime Mortgages (1)                   56.78%          17.87%           26.57%        (35.27)%           64.29%        (70.63)%
Non-Prime Mortgages (2)              (5.21)%          91.47%           46.54%        (14.84)%            1.82%        (70.44)%
Total                                 15.14%          58.56%           39.90%        (20.98)%           17.20%        (70.51)%

JUNIOR LIEN MORTGAGE LOANS
         Volume by                                                                                               Three Months
      Number of Loans              2001            2002             2003            2004             2005       Ended 3/31/06
Prime Mortgages (1)                    62,952          73,188           84,962          51,614           53,071          23,376
Non-Prime Mortgages (2)                     -               -                -               -                -               -
Total                                  62,952          73,188           84,962          51,614           53,071          23,376

Prime Mortgages (1)                   100.00%         100.00%          100.00%         100.00%          100.00%         100.00%
Non-Prime Mortgages (2)                 0.00%           0.00%            0.00%           0.00%            0.00%           0.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                  (16.49)%          16.26%           16.09%        (39.25)%            2.82%        (55.95)%
Non-Prime Mortgages (2)                     -               -                -               -                -               -
Total                                (16.49)%          16.26%           16.09%        (39.25)%            2.82%        (55.95)%
________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End
     Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage
     Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

MASTER SERVICER SERVICING EXPERIENCE

         The following tables set forth the annual or quarterly  average  outstanding  principal  balance, calculated  as of  year  end or  quarter  end,  as  applicable,  of  mortgage  loans  master  serviced  by
Residential  Funding  Corporation  for the past five years and for the three  months ended March 31, 2006, and the  annual  or  quarterly  average  number  of  such  loans  for  the  same  period,  as  applicable.
Residential  Funding  Corporation  was the master  servicer of a residential  mortgage  loan  portfolio of approximately  $67.8  billion and $3.5 billion in average  outstanding  principal  amount  during the 2001 calendar  year  backed by first  lien  mortgage  loans  and  junior  lien  mortgage  loans,  respectively.
Residential  Funding  Corporation  was the master  servicer of a residential  mortgage  loan  portfolio of approximately  $101.9 billion and $5.5 billion in average  outstanding  principal during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage  loans,  respectively.  The  percentages shown under  "Percentage  Change from Prior Year"  represent the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

                                   MASTER SERVICER SERVICING EXPERIENCE

                                                    FIRST LIEN MORTGAGE LOANS
     VOLUME BY AVERAGE                                                                                            THREE MONTHS
   OUTSTANDING PRINCIPAL                                                                                          ENDED 3/31/06
          BALANCE                 2001             2002            2003             2004            2005

Prime Mortgages (1)          $51,374,446,489  $43,282,264,857 $33,749,084,171  $32,453,682,854 $47,935,800,813  $55,376,887,386

Non-Prime Mortgages (2)      $16,429,992,363  $24,910,565,613 $39,334,697,127  $50,509,138,736 $53,938,083,312  $59,169,752,919

Total                        $67,804,438,852  $68,192,830,470 $73,083,781,298  $82,962,821,591 $101,873,884,125 $114,546,640,305
Prime Mortgages (1)          75.77%           63.47%          46.18%           39.12%          47.05%                      48.34%
Non-Prime Mortgages (2)      24.23%           36.53%          53.82%           60.88%          52.95%                      51.66%
Total                        100.00%          100.00%         100.00%          100.00%         100.00%                    100.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)          (3.91)%          (15.75)%        (22.03)%         (3.84)%         47.71%                      15.52%
Non-Prime Mortgages (2)      27.94%           51.62%          57.90%           28.41%          6.79%                        9.70%
Total Based on Average
Outstanding Principal
Balance                      2.26%            0.57%           7.17%            13.52%          22.79%                      12.44%

                                                   JUNIOR LIEN MORTGAGE LOANS
VOLUME      BY      AVERAGE                                                                                       THREE MONTHS
OUTSTANDING       PRINCIPAL                                                                                       ENDED 3/31/06
BALANCE                      2001             2002            2003             2004                 2005

Prime Mortgages (1)           $3,512,887,567  $4,102,615,571   $4,365,319,862  $5,135,640,057   $5,476,133,777     $6,153,955,916
                                               $                                $
Non-Prime Mortgages (2)       $            0               0   $            0               0   $            0  $               0

Total                          3,512,887,567  $4,102,615,571   $4,365,319,862  $5,135,640,057   $5,476,133,777      6,153,955,916
Prime Mortgages (1)                  100.00%         100.00%          100.00%         100.00%          100.00%            100.00%
Non-Prime Mortgages (2)                0.00%           0.00%            0.00%           0.00%            0.00%              0.00%

Percentage Change from
Prior Year(3)
Prime Mortgages (1)                   13.85%          16.79%            6.40%          17.65%            6.63%             12.38%
Non-Prime Mortgages (2)                    -               -                -               -                -              -
Total Based on Average
Outstanding Principal
Balance                               13.85%          16.79%            6.40%          17.65%            6.63%             12.38%

                                                    FIRST LIEN MORTGAGE LOANS
Volume  by  Average  Number                                                                                       THREE MONTHS
of Loans                     2001             2002            2003             2004            2005               ENDED 3/31/06

Prime Mortgages (1)                  237,946         202,938          168,654         156,745          201,903            225,750

Non-Prime Mortgages (2)              168,058         242,625          341,863         414,639          411,550            436,089

Total                                406,004         445,563          510,517         571,384          613,453            661,839
Prime Mortgages (1)                   58.61%          45.55%           33.04%          27.43%           32.91%             34.11%
Non-Prime Mortgages (2)               41.39%          54.45%           66.96%          72.57%           67.09%             65.89%
Total                                100.00%         100.00%          100.00%         100.00%          100.00%            100.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                  (6.59)%        (14.71)%         (16.89)%         (7.06)%           28.81%             11.81%
Non-Prime Mortgages (2)               28.76%          44.37%           40.90%          21.29%          (0.74)%              5.96%
Total   Based  on   Average
Number of Loans                        5.39%           9.74%           14.58%          11.92%            7.36%              7.89%

==========================================================================================================
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End
     Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage
     Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                                  JUNIOR LIEN MORTGAGE LOANS
VOLUME  BY   PERCENTAGE  OF                                                                                      THREE MONTHS
AVERAGE NUMBER OF LOANS           2001             2002            2003             2004            2005         ENDED 3/31/06
Prime Mortgages (1)                  104,044         118,773          127,833         147,647          143,713          156,161
Non-Prime Mortgages (2)                    -               -                -               -                -                -
Total                                104,044         118,773          127,833         147,647          143,713          156,161
Prime Mortgages (1)                  100.00%         100.00%          100.00%         100.00%          100.00%          100.00%
Non-Prime Mortgages (2)                0.00%           0.00%            0.00%           0.00%            0.00%            0.00%
Percentage Change from
Prior Year(3)
Prime Mortgages (1)                   22.78%          14.16%            7.63%          15.50%          (2.66)%            8.66%
Non-Prime Mortgages (2)                    -               -                -               -                -                -
Total   Based  on   Average
Number of Loans                       22.78%          14.16%            7.63%          15.50%          (2.66)%            8.66%

==========================================================================================================
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End
     Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage
     Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

     Residential  Funding  Corporation's  overall  procedures for originating and acquiring mortgage loans are  described  under  "Description  of the Mortgage  Pool - The  Program" in this term sheet  supplement.
Residential Funding  Corporation's  material role and  responsibilities in this transaction,  including as master  servicer,  are  described  in the related base  prospectus  under "The Trusts -  Qualification  of
Sellers" and "The Trusts - Repurchases of Mortgage  Collateral"  and in this term sheet  supplement  under
"Pooling and Servicing Agreement - The Master Servicer and Subservicers -Master Servicer."

         Residential Funding Corporation's  wholly-owned subsidiary,  Homecomings Financial Network, Inc., or  Homecomings,  originated and sold to  Residential  Funding  Corporation  certain of the mortgage loans included  in the  mortgage  pool.  See  "Affiliations  Among  Transaction  Parties,"  "Description  of the
Mortgage  Pool  -  Originators"   and  "Pooling  and  Servicing   Agreement  -  The  Master  Servicer  and
Subservicers" in this term sheet supplement.

                                      AFFILIATIONS AMONG TRANSACTION PARTIES

         The  diagram  below  illustrates  the  various  relationships  among the  affiliated  transaction parties.

Microsoft Word 11.0.6568;

                                                   -------------------------------
                                                      General Motors Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                      General Motors Acceptance
                                                             Corporation
                                                                (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                   Residential Capital Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                         ---------------------------------------------------
                                                                 | |
                                                                 | |
                            -------------------------------             --------------------------------
                            Residential Funding Corporation             Residential Accredit Loans, Inc.
                             (Sponsor and Master Servicer)                          (Depositor)
                            -------------------------------             --------------------------------
                                                                  |
                                                                  |
                                                   -------------------------------
                                                    Homecomings Financial Network
                                                            (Subservicer)
                                                   -------------------------------

                                         DESCRIPTION OF THE MORTGAGE POOL

         GENERAL

         The mortgage  pool will consist of hybrid  adjustable  rate mortgage  loans,  divided into one or more loan groups.  The mortgage  loans are secured by first liens on fee simple or leasehold  interests in one- to four-family residential  properties.  The mortgage loans will consist of mortgage loans with terms to maturity of not more than 30 years.

         Some mortgage  loans may consist of hybrid  adjustable-rate  first lien mortgage  loans which had principal  balances  at  origination  which  were  less  than or  equal  to the  conforming  balance.  The conforming  balance for mortgage  loans secured by a single  family  property is $359,650 for all mortgage loans other than those  originated in Alaska and Hawaii,  for which it is $539,475.  For two-,  three- and four-  family  properties  the  maximum  balance is  $460,400,  $556,500  or  $691,600,  respectively,  or
$690,600,  $834,750 and  $1,037,400,  respectively,  if the property is located in Alaska or Hawaii.  Some mortgage  loans will  consist of hybrid  adjustable-rate  first lien  mortgage  loans which had  principal balances at origination which were less than, equal to or greater than the conforming balance.

         All of the mortgage loans included in the trust  established  for any series have been or will be purchased by the depositor  through its  affiliate,  Residential  Funding,  from  unaffiliated  sellers as described  in this  term  sheet  supplement  and in the  related  base  prospectus,  or  from  HomeComings
Financial Network, Inc., a wholly-owned subsidiary of the master servicer, or other affiliated sellers.

         The mortgage  loans  included in the trust for any series will be selected  for  inclusion in the mortgage  pool from among  mortgage  loans  purchased in  connection  with the Expanded  Criteria  Program described below based on the sponsor's assessment of investor preferences and rating agency criteria.

         The depositor and Residential  Funding will make certain limited  representations  and warranties regarding the mortgage loans included in the trust  established  for any series as of the date of issuance of the certificates of that series.  The depositor and Residential  Funding will be required to repurchase or  substitute  for any mortgage  loan  included in the related  mortgage pool as to which a breach of its representations  and warranties with respect to that mortgage loan occurs,  if such breach  materially and adversely affects the interests of the  certificateholders  of that series in any of those mortgage loans.
Residential  Funding will not assign to the depositor,  and  consequently the depositor will not assign to the trustee for the benefit of the  certificateholders,  any of the representations and warranties made by the  mortgage  collateral  sellers or the right to  require  the  related  mortgage  collateral  seller to repurchase  any such  mortgage  loan if a breach  of any of its  representations  and  warranties  occurs.
Accordingly,  the only  representations and warranties  regarding the mortgage loans included in the trust established  for any series  that will be made for the  benefit of the  certificateholders  of that series will  be the  limited  representations  and  warranties  made by  Residential  Funding  and the  depositor described in this paragraph. See "The  Trusts--Representations  with Respect to Mortgage Collateral" in the related base prospectus.

         The original  mortgages for some of the mortgage loans included in the trust  established for any series have been,  or in the future may be, at the sole  discretion  of the master  servicer,  recorded in the  name of  Mortgage  Electronic  Registration  Systems,  Inc.,  or  MERS,  solely  as  nominee  for the originator  and its successors and assigns,  and subsequent  assignments of those  mortgages have been, or in the future may be, at the sole discretion of the master  servicer,  registered  electronically  through the MERS(R)System.  In some other cases,  the original  mortgage was or may be recorded in the name of the originator  of the  mortgage  loan,  record  ownership  was or will be later  assigned to MERS,  solely as nominee for the owner of the mortgage  loan,  and  subsequent  assignments of the mortgage were, or in the future may be, at the sole  discretion  of the master  servicer,  registered  electronically  through  the
MERS(R)System.  With respect to each of these  mortgage  loans,  MERS serves as mortgagee of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the trustee,  and does not have any interest in the mortgage  loan.  For  additional  information  regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment  Considerations--General"  in this term sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

         A certain  percentage  of the  mortgage  loans may provide for  payment of a  prepayment  charge.
With respect to some of these mortgage loans, the prepayment  charge  provisions  provide for payment of a prepayment  charge for partial  prepayments and full  prepayments  made within a certain period  following the  origination of that mortgage  loan, in an amount not to exceed the maximum amount  permitted by state law. The amount of the applicable  prepayment  charge, to the extent permitted under applicable law, is as provided  in the  related  mortgage  note.  Applicable  law may  impose  limitations  on the amount of the
prepayment  charge  or  render  such  prepayment  charge   unenforceable.   In  addition,   under  certain
circumstances  the master servicer may waive a prepayment  charge.  To the extent provided in a final term sheet for a class of  certificates,  the holders of a specified class of  certificates  may be entitled to all  prepayment  charges  received  on the  mortgage  loans.  In any  event,  these  amounts  will  not be available for  distribution on any of the other offered  certificates.  See "Description of Certificates -
Prepayment  Charges" in this term sheet  supplement  and  "Certain  Legal  Aspects of  Mortgage  Loans and
Contracts--Default Interest and Limitations on Prepayments" in the related base prospectus.

         In connection with mortgage loans secured by a leasehold  interest,  if any,  Residential Funding shall have  represented  to the  depositor  that,  among other  things:  the use of leasehold  estates for residential  properties  is an  accepted  practice  in the area where the  related  mortgaged  property is located;  residential  property in such area consisting of leasehold  estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision of such lease;  the  leasehold is in full force and  effect and is not  subject  to any prior  lien or  encumbrance  by which the  leasehold could be  terminated  or subject to any charge or penalty;  and the  remaining  term of the lease does not terminate less than ten years after the maturity date of such mortgage loan.

         A portion of the mortgage loans included in the trust  established  for any series may be subject to the  Homeownership  and Equity  Protection  Act of 1994,  as amended,  as of the closing  date for that series,  and none of the mortgage  loans  included in the trust  established  for any series will be loans that,  under  applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered"  loans or (2) any other similar  designation if the law imposes greater restrictions  or additional  legal  liability for  residential  mortgage  loans with high interest  rates, points and/or fees.  See "Certain Legal Aspects of Mortgage  Loans--The  Mortgage  Loans--Homeownership  Act
and Similar State Laws" in the related base prospectus.

         A portion of the mortgage loans included in the trust  established  for any series may be 30 days or more  delinquent in payment of principal and interest.  For a description  of the  methodology  used to categorize mortgage loans as delinquent, see "--Static Pool Information" below.

         A  portion  of the  mortgage  loans  included  in the trust  established  for any  series  may be
Buy-Down Mortgage Loans or mortgage loans that have been made to an international borrower.

         Certain of the  stipulations on the  characteristics  of the mortgage loans included in the trust established  for any series may be  stipulations  regarding the Credit  Scores of the related  mortgagors.
Credit Scores are obtained by many  mortgage  lenders in connection  with  mortgage loan  applications  to help assess a borrower's  credit-worthiness.  In addition,  Credit  Scores may be obtained by  Residential
Funding after the  origination of a mortgage loan if the seller does not provide to Residential  Funding a
Credit  Score.  Credit  Scores are  obtained  from credit  reports  provided by various  credit  reporting organizations,  each of which may employ  differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's  credit history at a single point in time, using objective  information currently on file for the borrower at a particular  credit reporting  organization.  Information  utilized to create a Credit Score may include,  among other things,  payment  history,  delinquencies  on accounts,
levels  of  outstanding  indebtedness,   length  of  credit  history,  types  of  credit,  and  bankruptcy experience.  Credit  Scores  range  from  approximately  350 to  approximately  840,  with  higher  scores indicating an individual  with a more  favorable  credit  history  compared to an individual  with a lower score.  However,  a Credit  Score  purports  only to be a  measurement  of the  relative  degree of risk a borrower  represents  to a lender,  i.e., a borrower with a higher score is  statistically  expected to be less likely to default in payment  than a borrower  with a lower score.  In  addition,  it should be noted
that Credit  Scores were  developed  to indicate a level of default  probability  over a two-year  period, which does not  correspond to the life of a mortgage loan.  Furthermore,  Credit Scores were not developed specifically  for use in connection  with mortgage  loans,  but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a Credit Score does not take into  consideration the differences  between mortgage loans and consumer loans generally,  or the specific  characteristics of the related  mortgage loan, for example,  the LTV ratio,  the collateral for the mortgage loan, or the debt to income  ratio.  There can be no assurance  that the Credit  Scores of the  mortgagors  will be an accurate predictor of the likelihood of repayment of the mortgage loans included in the trust  established  for any series or that any  mortgagor's  Credit Score would not be lower if obtained as of the date of issuance of a class of certificates.

         A portion of the  mortgage  loans  included in the trust  established  for any series may provide for  payment  of a  prepayment  charge for  partial  prepayments  and  prepayments  in full,  other than a prepayment  occurring  upon  the  sale of  property  securing  a  mortgage  loan.  The  prepayment  charge generally  applies to prepayments  made within up to five years following the origination of such mortgage loan.  The amount of the  prepayment  charge is  generally  equal to six months'  advance  interest on the amount of the prepayment  that,  when added to all other amounts  prepaid during the  twelve-month  period immediately  preceding the date of  prepayment,  exceeds  twenty  percent (20%) of the original  principal amount of the mortgage  loan.  Prepayment  charges  received on the mortgage  loans  included in the trust established  for any series will not be available for  distribution on the  certificates  included in that series.  See "Certain  Yield and  Prepayment  Considerations"  in this term sheet  supplement and "Certain
Legal Aspects of the Mortgage  Loans--Default  Interest and Limitations on Prepayments" in the related base prospectus.

         STATIC POOL INFORMATION

         Current  static pool data with  respect to mortgage  loans  serviced  by  Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the "Static Pool Data").  Information  presented under  "RALI"  as the  issuer/shelf  and "QA" as the  series  will  include  information  regarding  prior securitizations  of mortgage  loans that are similar to the mortgage  loans  included in the mortgage pool for any series,  based on underwriting  criteria and credit quality,  and that  information is referred to in this term sheet  supplement  as Static  Pool Data.  Static Pool Data that  relates to periods  prior to
January 1, 2006, will not form part of this term sheet  supplement,  the accompanying  prospectus,  or the registration statement relating to the offered certificates.

         As used in the  Static  Pool  Data,  a loan is  considered  to be "30 to 59  days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the next following  monthly  scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains  unpaid as of the close of business on the second  following monthly  scheduled due date; and so on. The  determination  as to whether a mortgage loan falls into these categories  is made as of the close of business on the last  business  day of each  month.  Grace  periods and partial payments do not affect these determinations.

         From time to time, the master  servicer or a subservicer  will modify a mortgage loan,  recasting monthly payments for delinquent  borrowers who have  experienced  financial  difficulties.  Generally such borrowers  make payments  under the modified  terms for a trial period,  before the  modifications  become final.  During any such trial period,  delinquencies  are reported based on the mortgage  loan's  original payment  terms.  The trial  period is  designed  to  evaluate  both a  borrower's  desire to remain in the mortgaged  property  and,  in  some  cases,  a  borrower's  capacity  to  pay  a  higher  monthly  payment obligation.  The  trial  period  generally  may  extend  to up to six  months  before  a  modification  is finalized.  Once the  modifications  become final  delinquencies are reported based on the modified terms.
Generally  if a  borrower  fails to make  payments  during a trial  period,  the  mortgage  loan goes into foreclosure.  Historically,  the master  servicer has not modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies  rating the  certificates  impose certain  limitations on the ability of the master servicer to modify loans.

         Charge-offs  are taken only when the master  servicer  has  determined  that it has  received all payments or cash recoveries  which the master servicer  reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

         There can be no  assurance  that the  delinquency  and  foreclosure  experience  set forth in the
Static  Pool Data will be  representative  of the  results  that may be  experienced  with  respect to the mortgage loans included in the trust established for any series.

         MORTGAGE RATE ADJUSTMENT

         The  mortgage  rates on some of the mortgage  loans will remain  fixed for an initial  period and thereafter  will  adjust  semi-annually  to a rate  equal to the sum of an index and the note  margin  set forth in the related mortgage note, subject to certain limitations.

         In the event that the related  index  specified  in a mortgage  note is no longer  available,  an index  reasonably  acceptable to the trustee that is based on comparable  information  will be selected by the master servicer.

         The  amount  of  the  monthly   payment  on  each  mortgage  loan  will   generally  be  adjusted
semi-annually  or annually,  as applicable,  on the due date of the month following the month in which the adjustment  date occurs to equal the amount  necessary  to pay  interest at the  then-applicable  mortgage rate and to fully  amortize  the  outstanding  stated  principal  balance of each  mortgage  loan over its remaining  term to stated  maturity.  As of the cut-off date,  some or all of the mortgage  loans may have not yet reached  their first  adjustment  date.  The mortgage  loans will have various  adjustment  dates, note margins and limitations on the mortgage rate adjustments, as described below.

         The  initial  mortgage  rate in effect on a mortgage  loan  generally  will be lower,  and may be significantly  lower,  than the mortgage  rate that would have been in effect  based on the related  index and note margin.  Therefore,  unless the related index declines after  origination of a mortgage loan, the related mortgage rate will generally  increase on the first  adjustment date following  origination of the mortgage loan subject to the periodic  rate cap. The repayment of the mortgage  loans will be dependent on the ability of the  mortgagors  to make larger  monthly  payments  following  adjustments  of the mortgage rate.  Mortgage  loans that have the same initial  mortgage  rate may not always bear interest at the same mortgage rate because these  mortgage loans may have different  adjustment  dates,  and the mortgage rates therefore may reflect  different  related index values,  note margins,  maximum mortgage rates and minimum mortgage  rates.  The Net Mortgage  Rate with respect to each mortgage loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the pooling and servicing agreement.

         Because  of the  periodic  rate  caps  and the  generally  lower  initial  mortgage  rates on the mortgage loans,  in a rising  interest rate  environment the mortgage rate on the adjustable rate mortgage loans may be lower  than  prevailing  mortgage  rates for an  extended  period of time and  therefore  the related Net WAC Rate will  initially be less than it would have been if all of the related  mortgage loans already adjusted to their fully-indexed rate.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

         Subject to limited  exceptions,  each of the mortgage loans included in the trust established for any series will be required to be covered by a standard hazard insurance  policy,  which is referred to as a primary hazard insurance  policy.  In addition,  subject to limited  exceptions,  and to the best of the depositor's  knowledge,  each mortgage loan included in the trust  established  for any series with an LTV ratio at origination in excess of 80% will be insured by a primary  mortgage  insurance  policy,  which is referred to as a primary  insurance  policy,  covering at least 35% of the balance of the mortgage loan at origination  if the LTV ratio is between  100.00% and 95.01%,  at least 30% of the balance of the mortgage loan at  origination  if the LTV ratio is between  95.00% and  90.01%,  at least 25% of the balance of the mortgage  loan at  origination  if the LTV ratio is  between  90.00% and  85.01%,  and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

         The primary  insurers  for the mortgage  loans  included in the trust for each series will have a claims paying  ability  acceptable,  as of the cut-off date for that series,  to the rating  agencies that have been requested to rate the related  certificates;  however,  no assurance as to the actual ability of any of the  primary  insurers  to pay  claims can be given by the  depositor,  the  issuing  entity or the underwriters.  See "Insurance Policies on Mortgage Loans or Contracts" in the related base prospectus.

         THE PROGRAM

         General.  Residential  Funding,  under its Expanded Criteria Program,  or the program,  purchases mortgage  loans that may not qualify  for other  first  mortgage  purchase  programs  such as those run by
Fannie  Mae or  Freddie  Mac or by  Residential  Funding  in  connection  with  securities  issued  by the depositor's  affiliate,  Residential  Funding  Mortgage  Securities  I, Inc.  However,  a  portion  of the mortgage  loans under the program  may  qualify  for the Fannie Mae or Freddie Mac  programs.  Examples of mortgage  loans that may not  qualify  for such  programs  include  mortgage  loans  secured by  non-owner occupied  properties,  mortgage  loans made to  borrowers  whose  income is not required to be provided or verified,  mortgage  loans with high LTV ratios or mortgage  loans made to borrowers  whose ratios of debt service on the  mortgage  loan to income and total debt  service on  borrowings  to income are higher than for those other  programs.  Borrowers  may be  international  borrowers.  The mortgage  loans also include mortgage  loans  secured by parcels of land that are smaller or larger than the average for these types of loans,  mortgage  loans with higher LTV ratios than in those other  programs,  and mortgage loans with LTV ratios over 80% that do not require primary  mortgage  insurance.  See "--Program  Underwriting  Standards"
below.  The  inclusion of those  mortgage  loans may present  certain  risks that are not present in those other programs.  The program is administered by Residential Funding on behalf of the depositor.

         Qualifications  of Program  Sellers.  Each Expanded  Criteria Program Seller has been selected by
Residential  Funding on the basis of criteria described in Residential  Funding's Expanded Criteria Seller
Guide, or the Seller Guide. See "The Trusts--Qualifications of Sellers" in the related base prospectus.

         Program  Underwriting  Standards.  In  accordance  with the Seller Guide,  the Expanded  Criteria
Program Seller is required to review an application  designed to provide to the original lender  pertinent credit  information  concerning the mortgagor.  As part of the  description of the  mortgagor's  financial condition,  each mortgagor is required to furnish information,  which may have been supplied solely in the application,  regarding its assets,  liabilities,  income (except as described below),  credit history and employment  history,  and to furnish an  authorization  to apply for a credit report which  summarizes the borrower's  credit history with local  merchants and lenders and any record of  bankruptcy.  The mortgagor may also be  required  to  authorize  verifications  of  deposits  at  financial  institutions  where  the mortgagor had demand or savings accounts.  In the case of non-owner  occupied  properties,  income derived from  the  mortgaged  property  may be  considered  for  underwriting  purposes.  For  mortgaged  property consisting of a vacation or second home,  generally no income  derived from the property is considered for underwriting purposes.

         Based on the  data  provided  in the  application  and  certain  verifications,  if  required,  a determination  is made by the  original  lender that the  mortgagor's  monthly  income,  if required to be stated,  will be sufficient to enable the mortgagor to meet its monthly  obligations  on the mortgage loan and other expenses  related to the property,  including  property  taxes,  utility costs,  standard hazard insurance and other fixed obligations.  Generally,  scheduled payments on a mortgage loan during the first year of its term plus taxes and  insurance and all scheduled  payments on  obligations  that extend beyond ten  months,  including  those  mentioned  above  and other  fixed  obligations,  must  equal no more than specified  percentages of the prospective  mortgagor's gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

         Certain of the mortgage loans have been originated  under "reduced  documentation"  or "no stated
income"  programs,   which  require  less   documentation  and  verification  than  do  traditional  "full documentation"  programs.  Generally,  under a  "reduced  documentation"  program,  no  verification  of a mortgagor's  stated income is undertaken by the originator.  Under a "no stated income"  program,  certain borrowers with  acceptable  payment  histories will not be required to provide any  information  regarding income  and no other  investigation  regarding  the  borrower's  income  will be  undertaken.  Under a "no income/no  asset"  program,  no  verification  of a  mortgagor's  income or assets  is  undertaken  by the originator.  The  underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

         The adequacy of the  mortgaged  property as security for  repayment of the related  mortgage loan generally is determined by an appraisal in accordance  with appraisal  procedure  guidelines  described in the Seller Guide.  Appraisers may be staff appraisers employed by the originator.  The appraisal procedure guidelines  generally  require the appraiser or an agent on its behalf to personally  inspect the property and to  verify  whether  the  property  is in good  condition  and  that  construction,  if new,  has been substantially  completed.  The appraiser is required to consider a market data analysis of recent sales of comparable  properties  and,  when deemed  applicable,  an  analysis  based on income  generated  from the property,  or replacement  cost analysis based on the current cost of constructing or purchasing a similar property.  In certain  instances,  the LTV ratio is based on the appraised  value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

         Prior to assigning the mortgage  loans to the depositor,  Residential  Funding will have reviewed the underwriting  information  provided by the mortgage  collateral sellers for most of the mortgage loans and, in those cases,  determined  that the mortgage loans were generally  originated in accordance with or in a manner  generally  consistent with the  underwriting  standards  described in the Seller Guide.  With regard to a  material  portion  of these  mortgage  loans,  this  review of  underwriting  information  by
Residential  Funding was performed using an automated  underwriting  system.  Any determination  described above using an  automated  underwriting  system  will only be based on the  information  entered  into the
system  and  the   information  the  system  is  programmed  to  review.   See  "The   Trusts--Underwriting
Policies--Automated Underwriting" in the related base prospectus.

         Because of the program  criteria and underwriting  standards  described above, the mortgage loans may  experience  greater  rates of  delinquency,  foreclosure  and loss than  mortgage  loans  required to satisfy more stringent underwriting standards.

         Billing and Payment  Procedures.  The majority of the mortgage loans require monthly  payments to be made no later than  either  the 1st or 15th day of each  month,  with a grace  period.  The  applicable servicer  sends  monthly  invoices to borrowers.  In some cases,  borrowers are provided with coupon books annually,  and no invoices are sent  separately.  Borrowers may elect for monthly  payments to be deducted automatically  from deposit accounts and may make payments by various means,  including online  transfers, phone payment and Western Union quick check,  although an additional  fee may be charged for these payment methods.  Borrowers  may also elect to pay one half of each monthly  payment  amount every other week,  in order to accelerate the amortization of their loans.

         UNDERWRITING STANDARDS

         All of the  mortgage  loans  in  the  mortgage  pool  were  originated  in  accordance  with  the underwriting  criteria  of  Residential  Funding  described  under  "--The  Program"  in  this  term  sheet supplement.  Residential  Funding will review each  mortgage  loan for  compliance  with its  underwriting standards  prior  to  purchase  as  described  under  "The  Trusts -  Underwriting  Policies  -  Automated
Underwriting" in the related base prospectus.

         The  applicable  underwriting  standards  include  a  set  of  specific  criteria  by  which  the underwriting  evaluation is made.  However,  the application of the underwriting  standards does not imply that each specific  criterion was satisfied  individually.  Rather,  a mortgage loan will be considered to be  originated in  accordance  with the  underwriting  standards  described  above if, based on an overall qualitative  evaluation,  the loan is in  substantial  compliance  with the  underwriting  standards.  For example,  a mortgage loan may be considered to comply with the  underwriting  standards  described  above, even if one or more specific  criteria  included in the  underwriting  standards  were not  satisfied,  if other factors positively compensated for the criteria that were not satisfied.

         ADDITIONAL INFORMATION

         Prior to the issuance of the offered  certificates,  Residential  Funding  Corporation may remove mortgage  loans from the mortgage  pool as a result of  incomplete  or defective  documentation,  or if it determines  that  the  mortgage  loan  does  not  satisfy  certain  characteristics.  Residential  Funding
Corporation  may also add a limited  number of other  mortgage  loans to the  mortgage  pool  prior to the issuance of the offered certificates in substitution for removed loans.

         A current  report on Form 8-K will be available to  purchasers  of the offered  certificates  and will be filed by the issuing entity, in its own name,  together with the pooling and servicing  agreement, with the  Securities  and  Exchange  Commission  within  fifteen  days after the  initial  issuance of the offered certificates.

                                              DESCRIPTION OF THE CERTIFICATES

         GENERAL

         The  trust  will  issue  certificates  pursuant  to the  pooling  and  servicing  agreement.  The certificates  consist of certain  publicly  offered classes of certificates as reflected in any final term sheet for a class of  certificates,  which are referred to collectively as the offered  certificates,  and one or more  classes,  if any,  of Class  B,  Class  SB,  Class R or Class P  Certificates  which  are not publicly  offered.  The various classes of Class A Certificates are collectively  referred to as the Class
A  Certificates.  The various  classes of Class R Certificates  are referred to  collectively as the Class
R, or Residual,  Certificates.  The various classes of Class A Certificates  and Class R Certificates  are
collectively  referred to as the Senior  Certificates.  The various  classes of Class M  Certificates  are referred  to  collectively  as the  Class M  Certificates.  Those  classes  of  certificates  that  have a pass-through  rate based on an index, such as LIBOR,  plus a related  pass-through  margin are referred to collectively  as Adjustable  Rate  Certificates.  See  "Glossary" in the related base  prospectus  for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

         The  certificates  of any series will evidence the entire  beneficial  ownership  interest in the related trust.  For any series, the related trust will consist of:

o        the mortgage loans;

o        the cash  deposited  in  respect  of the  mortgage  loans  in the  Custodial  Account  and in the
              Certificate Account and belonging to the trust;

o        property  acquired by  foreclosure  of the mortgage  loans  transferred  to that trust or deed in lieu of foreclosure;

o        any applicable primary insurance policies and standard hazard insurance policies;

o        a yield maintenance agreement, swap agreement or other derivative instrument, if applicable; and

o        all proceeds of any of the foregoing.

              As used in this term  sheet  supplement,  references  to the  related  (or words of  similar effect)  loan group will mean,  in the case of a series with  multiple  loan  groups,  the loan group from which a class of certificates  will receive  distributions of principal and interest,  and, in the case of a series with a single loan group, the mortgage pool.

         The  offered  certificates  identified  in the  final  term  sheet  will  be  available  only  in book-entry  form  through  facilities  of The  Depository  Trust  Company,  or DTC,  and are  collectively referred to as the DTC registered certificates.

         The DTC registered  certificates  of any series will be  represented by one or more  certificates registered  in the name of Cede & Co.,  as the  nominee of DTC.  No  beneficial  owner will be entitled to receive a  certificate  of any class in fully  registered  form,  or a definitive  certificate,  except as described  in this term sheet  supplement  under  "--Book-Entry  Registration  of  Certain  of the  Offered
Certificates--Definitive  Certificates."  Unless and until  definitive  certificates are issued for the DTC registered certificates under the limited circumstances described in this term sheet supplement:

o        all references to actions by certificateholders  with respect to the DTC registered  certificates shall refer to actions taken by DTC upon instructions from its participants; and

o        all references in this term sheet supplement to  distributions,  notices,  reports and statements to  certificateholders  with  respect  to the DTC  registered  certificates  shall  refer to distributions,  notices,  reports and  statements  to DTC or Cede & Co.,  as the  registered holder of the DTC registered  certificates,  for distribution to beneficial owners by DTC in accordance with DTC procedures.

              GLOSSARY OF TERMS

         The  following  terms are given the meanings  shown below to help  describe the cash flows on the certificates for any series:

         ACCRUED  CERTIFICATE  INTEREST -- With  respect  to any  class of  offered  certificates  and any distribution  date, an amount equal to interest  accrued during the related Interest Accrual Period on its
Certificate  Principal Balance  immediately  prior to that  distribution date at the related  pass-through rate for that distribution  date, less certain interest  shortfalls,  including Relief Act Shortfalls,  on the mortgage loans described below.

         Accrued  Certificate  Interest  on the  offered  certificates  will be reduced by any  Prepayment
Interest  Shortfall for the related loan group  included in the trust  established  for that series to the extent not covered by the master servicer as described in this term sheet  supplement  under  "Description of the  Certificates--Interest  Distributions." Further, Accrued Certificate Interest on a class of offered certificates  will also be reduced by the interest  portions of Realized Losses allocated to that class of certificates through subordination as described in "--Allocation of Losses" below.

         Prepayment  Interest  Shortfalls  and Relief Act  Shortfalls  will be  allocated  to the  offered certificates,  on a pro  rata  basis,  on the  basis  of  Accrued  Certificate  Interest  payable  on that distribution date absent those reductions.

         ADVANCE-- As to any mortgage  loan and any  distribution  date,  an amount equal to the scheduled payment of principal  and interest on that  mortgage  loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

         AVAILABLE  DISTRIBUTION  AMOUNT-- With respect to any distribution date and any series, an amount equal to the  aggregate of the  following  amounts net of, in the case of  certificates  related to a swap agreement,  if any,  any net swap  payment to the swap  counterparty  and, in certain  cases,  any payment related to the early termination of a swap agreement:

o        the  aggregate  amount  of  scheduled  payments  on the  mortgage  loans  included  in the  trust established  for that series due during the  related Due Period and  received on or prior to the related  determination  date,  after deduction of the related master  servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

o        all  unscheduled  payments  on the  mortgage  loans  included in the trust  established  for that
              series,   including  mortgagor  prepayments,   Insurance  Proceeds,   Liquidation  Proceeds,
              Subsequent  Recoveries and proceeds from repurchases of and substitutions for these mortgage loans  occurring  during  the  preceding  calendar  month  or,  in  the  case  of  mortgagor prepayments in full, during the related Prepayment Period; and

o        all Advances on the mortgage  loans  included in the trust  established  for that series made for that  distribution  date, in each case net of amounts  reimbursable  therefrom to the master servicer and any subservicer.

              In addition  to the  foregoing  amounts,  with  respect to  unscheduled  collections  on the mortgage loans included in the trust  established for that series,  not including  mortgagor  prepayments, the master servicer may elect to treat such amounts as included in the Available  Distribution  Amount for the  distribution  date in the month of receipt,  but is not obligated to do so. As described in this term sheet supplement under "--Principal  Distributions on the Senior  Certificates," any amount with respect to which such  election is so made shall be treated as having been  received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest  distributions  to any class of  certificates.  With  respect to any  distribution  date,  the  determination  date is the second business day prior to that distribution date.

         BASIS  RISK  SHORTFALL -- With  respect  to any class of  Adjustable  Rate  Certificates  and any distribution  date on which the related Net WAC Rate is used to determine  the  pass-through  rate of that class of certificates,  an amount equal to the excess of (x) Accrued  Certificate  Interest for that class calculated at a rate equal to the applicable  index plus the related margin,  provided that this amount is no greater than  Accrued  Certificate  Interest on that class at a rate  specified in the final term sheet with  respect  to such  class of  certificates,  over (y)  Accrued  Certificate  Interest  for that  class calculated using the related Net WAC Rate.

         BASIS  RISK  SHORTFALL  CARRY-FORWARD  AMOUNT-- With  respect  to any  class of  Adjustable  Rate
Certificates and any distribution  date, an amount equal to the amount of the related Basis Risk Shortfall on that class on that  distribution  date,  plus any unpaid Basis Risk Shortfall  from prior  distribution dates,  plus interest  thereon to the extent not previously  paid from Excess Cash Flow or, if applicable, a yield maintenance agreement,  at a rate equal to the applicable index plus the related margin;  provided that this rate is no greater  than a rate  specified in the final term sheet with respect to such class of certificates.

         CAPITALIZATION  REIMBURSEMENT  AMOUNT-- With respect to any distribution date and any series, the amount of Advances or  Servicing  Advances  that were added to the  outstanding  principal  balance of the mortgage loans included in the trust  established for that series during the preceding  calendar month and reimbursed  to the master  servicer or  subservicer  on or prior to such  distribution  date for, plus the related Capitalization  Reimbursement  Shortfall Amount remaining unreimbursed from any prior distribution date and reimbursed to the master servicer or subservicer on or prior to such  distribution  date for that series.

         CAPITALIZATION  REIMBURSEMENT  SHORTFALL AMOUNT-- With respect to any  distribution  date and any series,  the amount, if any, by which the amount of Advances or Servicing  Advances that were added to the principal  balance of the mortgage  loans  included in the trust  established  for that series  during the preceding  calendar  month exceeds the amount of principal  payments on the mortgage  loans in the related mortgage pool included in the related Available Distribution Amount for that series or distribution date.

         CERTIFICATE GROUP-- With respect to each loan group, the related Senior Certificates.

         CERTIFICATE  PRINCIPAL  BALANCE-- With respect to any class of offered  certificates and any date of determination,  an amount equal to its initial certificate principal balance,  reduced by the aggregate of (a)  all  amounts  allocable  to  principal  previously  distributed  with  respect  to that  class  of certificates  and (b)  any  reductions  in its  Certificate  Principal  Balance  in  connection  with  the allocation of Realized Losses in the manner described in this term sheet  supplement;  provided that, with respect to any  Distribution  Date, the  Certificate  Principal  Balances of the Class A Certificates  and
Class M Certificates,  beginning with the class of  certificates  with the highest  payment  priority,  to which a Realized Loss was previously  allocated and remains  unreimbursed  will be increased to the extent of Realized Losses previously  allocated  thereto and remaining  unreimbursed in each case pursuant to any of the  distributions  described in "--Excess Cash Flow and  Overcollateralization"  below, but only to the extent of  Subsequent  Recoveries  received  during the previous  calendar  month  remaining  after giving effect to the  distributions  described in clause first of "--Excess  Cash Flow and  Overcollateralization"
below.  The initial  Certificate  Principal  Balance of the Class SB  Certificates is equal to the excess, if any, of (a) the initial  aggregate Stated Principal  Balance of the mortgage loans over (b) the initial aggregate Certificate Principal Balance of the offered certificates.

        CLASS A  PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect to any  distribution  date (i) prior to the
Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  distribution date, the Principal  Distribution  Amount for that distribution date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

(a)      the Principal Distribution Amount for that distribution date; and

(b)      the  excess,  if  any,  of (A)  the  aggregate  Certificate  Principal  Balance  of the  Class  A
       Certificates  immediately  prior to that  distribution  date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the Aggregate  Adjusted  Stated  Principal
       Balance  and  (y)  the  excess  of the  Aggregate  Adjusted  Stated  Principal  Balance,  over  the
       Overcollateralization Floor.

        CLASS M PERCENTAGE --With respect to each class of the Class M Certificates for any series and any distribution  date, a percentage equal to the Certificate  Principal Balance of the related class of Class
M  Certificates  of that series  immediately  prior to that  distribution  date  divided by the  aggregate
Stated Principal Balance of all of the mortgage loans  immediately  prior to that  distribution  date, but in no event will such percentage exceed 100%.

        CLASS M PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect to any  distribution  date and each class of
Class M  Certificates  (i) prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is  in  effect  for  that  distribution  date,  the  remaining  Principal  Distribution  Amount  for  that distribution  date  after  distribution  of the  Class A  Principal  Distribution  Amount  and the Class M
Principal  Distribution  Amount with respect to any class of Class M  Certificates  with a higher  payment priority or (ii) on or after the Stepdown Date if a Trigger  Event is not in effect for that  distribution date, the lesser of:

(a)      the remaining  Principal  Distribution  Amount for that distribution  date after  distribution of the Class A Principal  Distribution Amount and the Class M Principal  Distribution Amount for any
         class of Class M Certificates with a higher payment priority; and

(b)      the excess,  if any, of (A) the sum of (1) the  aggregate  Certificate  Principal  Balance of the
         Class A  Certificates  and any Class M Certificates  with a higher payment priority (after taking into account the payment of the Class A Principal  Distribution  Amount and the Class M Principal
         Distribution  Amount for such classes of Class M  Certificates  for that  distribution  date) and
         (2) the Certificate  Principal  Balance of such class of Class M Certificates  immediately  prior to  that  distribution  date  over  (B)  the  lesser  of (x) the  product  of (1) the  applicable
         Subordination  Percentage and (2) the Aggregate  Adjusted  Stated  Principal  Balance and (y) the
         excess of the Aggregate Adjusted Stated Principal Balance, over the Overcollateralization Floor.

         CREDIT SUPPORT DEPLETION DATE-- The first  distribution  date on which the aggregate  Certificate
Principal Balance of the Class M Certificates and the Class B Certificates has been reduced to zero.

         DUE DATE-- With  respect to any  distribution  date and any  mortgage  loan,  the date during the related Due Period on which scheduled payments are due.

         DUE  PERIOD --  With  respect  to  any  distribution  date,  the  calendar  month  in  which  the distribution date occurs.

         ELIGIBLE MASTER SERVICING  COMPENSATION-- With respect to any distribution  date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal  Balance as of that  distribution  date and (b) the sum of the  master  servicing  fee  payable to the  master  servicer  in respect of its master servicing  activities and  reinvestment  income  received by the master  servicer on amounts  payable with respect to that distribution date.

         EXCESS CASH FLOW-- With respect to any  distribution  date, an amount equal to the sum of (a) the excess of (i) the Available  Distribution  Amount for that  distribution date over (ii) the sum of (A) the
Interest  Distribution Amount for that distribution date and (B) the Principal  Remittance Amount for that distribution  date to the extent applied to the payment of principal on the offered  certificates  on that distribution  date, (b) the  Overcollateralization  Reduction Amount, if any, for that distribution  date, and (c) in the case of certificates  related to a swap agreement,  if any, except as provided in any final term  sheet for a class of  certificates,  any net swap  payments  received  by the  trust  under the swap agreement for that distribution date.

         EXCESS  OVERCOLLATERALIZATION  AMOUNT-- With respect to any  distribution  date,  the excess,  if
any,   of   the   Overcollateralization   Amount   on   that   distribution   date   over   the   Required
Overcollateralization Amount for that distribution date.

         EXPENSE FEE RATE-- With respect to any  mortgage  loan,  the rates at which the master  servicing and subservicing fees are paid.

         FINAL  DISPOSITION-- With respect to a defaulted  mortgage loan, a Final Disposition is deemed to have occurred upon a  determination  by the master  servicer that it has received all Insurance  Proceeds,
Liquidation  Proceeds and other payments or cash recoveries  which the master  servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         GROUP  PRINCIPAL  DISTRIBUTION  AMOUNT --  On  any  distribution  date,  the  Class  A  Principal
Distribution  Amount for that  distribution  date multiplied by a fraction,  the numerator of which is the portion of the Principal  Allocation  Amount related to such loan group for that distribution date and the denominator  of  which  is the  Principal  Allocation  Amount  for  all of the  mortgage  loans  for  that distribution date.

         INTEREST  ACCRUAL  PERIOD-- With respect to any class of  Adjustable  Rate  Certificates  and any distribution  date,  the period  commencing on the prior  distribution  date (or, in the case of the first distribution  date, the closing date) and ending on the day immediately  preceding that distribution date.
With respect to any other class of certificates  and any  distribution  date, the calendar month preceding the month in which the  distribution  date occurs.  Notwithstanding  the foregoing,  the  distributions of interest on any  distribution  date for all classes of certificates  will reflect  interest  accrued,  and receipts for that interest  accrued,  on the mortgage loans for the preceding  calendar  month,  as may be reduced by any  Prepayment  Interest  Shortfall  and other  shortfalls in  collections  of interest to the extent described in this term sheet supplement.

         INTEREST   DISTRIBUTION  AMOUNT --  With  respect  to  any  distribution  date  and  the  offered certificates,  the aggregate amount of Accrued  Certificate  Interest for that  distribution date plus any
Accrued  Certificate  Interest remaining unpaid from any prior  distribution date,  together with interest thereon  at the  Pass-Through  Rate in effect  for that  distribution  date,  in each  case to the  extent distributed to the holders of the offered certificates as described under "--Interest Distributions."

         INTEREST  REMITTANCE  AMOUNT-- With respect to any distribution  date and loan group, the portion of the Available  Distribution  Amount for that  distribution  date  attributable to interest  received or advanced with respect to such loan group.

         NET MORTGAGE  RATE-- With  respect to any mortgage  loan,  the  mortgage  rate thereon  minus the
Expense Fee Rate.

         NET WAC RATE-- With  respect to any  distribution  date and loan  group,  a per annum rate (which will not be less than zero) equal to (i) the  weighted  average of the Net Mortgage  Rates of the mortgage loans in the related loan group using the Net Mortgage  Rates in effect for the scheduled  payments due on such  mortgage  loans  during the  related  due  period,  minus,  in the case of a series of  certificates related to a swap agreement,  if any, (ii) a fraction  expressed as a percentage the numerator of which is the amount of any net swap payments or, in certain cases, a swap  termination  payment payable to the swap counterparty  in the event of early  termination  of the swap agreement as of such  distribution  date and the  denominator  of which is the  aggregate  Stated  Principal  Balance of the mortgage  loans as of such distribution  date,  adjusted,  as  appropriate,  in the case of  certificates  that accrue interest on an actual/360 day basis.

         NOTIONAL AMOUNT-- As of any date of  determination,  the Notional Amount of any class of Notional
Certificates is equal to the aggregate  Certificate  Principal  Balance (or portion  thereof) of the class or classes of certificates  described in the final term sheet  immediately  prior to that date.  Reference to a Notional Amount is solely for convenience in specific  calculations  and does not represent the right to receive any distributions allocable to principal.

         NOTIONAL  CERTIFICATES -- Any class of  certificates  for which  interest  accrues  on a Notional
Amount based on the aggregate Certificate Principal Balance of another class of certificates.

         OPTIONAL  TERMINATION  DATE-- The  distribution  date on which  the  aggregate  Stated  Principal
Balance  of the  mortgage  loans  then held by the trust  fund is less  than 10% of the  aggregate  Stated
Principal  Balance of the mortgage loans as of the cut-off date after deducting  payments of principal due during the month of the cut-off date.

         OVERCOLLATERALIZATION  AMOUNT-- With respect to any  distribution  date,  the excess,  if any, of
(a) the  aggregate Stated Principal Balance of the mortgage loans before giving effect to distributions of principal to be made on that distribution  date, over (b) the aggregate  Certificate  Principal Balance of the Class A, Class M and Class R  Certificates  before taking into account  distributions  of principal to be made on that distribution date.

         OVERCOLLATERALIZATION  INCREASE AMOUNT-- With respect to any  distribution  date, an amount equal to the lesser of (i) the Excess  Cash Flow  available  for payment of the  Overcollateralization  Increase
Amount  for that  distribution  date as  described  under  "--Excess  Cash Flow and  Overcollateralization"
below,  if any,  and (ii) the excess,  if any, of (x) the Required  Overcollateralization  Amount for that distribution date over (y) the Overcollateralization Amount for that distribution date.

         OVERCOLLATERALIZATION FLOOR-- As set forth in the final term sheet for a class of certificates.

         OVERCOLLATERALIZATION  REDUCTION  AMOUNT-- With  respect  to any  distribution  date on which the
Excess  Overcollateralization  Amount is  greater  than  zero,  an amount  equal to the  lesser of (i) the
Excess  Overcollateralization  Amount for that distribution date and (ii) the Principal  Remittance Amount for that distribution date.

         PRINCIPAL  ALLOCATION  AMOUNT -- With  respect  to any  distribution  date,  the  sum of (a)  the
Principal  Remittance  Amount for that  distribution  date,  (b) any  Realized  Losses  covered by amounts included in clause (iv) of the definition of Principal  Distribution  Amount and (c) the aggregate  amount of the principal  portion of Realized  Losses on the mortgage loans in the calendar  month  preceding that distribution  date, to the extent  covered by Excess Cash Flow included in clause (v) of the definition of
Principal  Distribution  Amount;  provided,  however,  that on any distribution date on which there is (i)
insufficient  Excess Cash Flow to cover all unpaid  Realized  Losses on the  mortgage  loans  described in clause (b) above,  in  determining  any Group  Principal  Distribution  Amount,  Excess  Cash Flow will be allocated  to the Class A  Certificates,  pro rata,  based on the  principal  portion  of unpaid  Realized
Losses from prior  distribution  dates on the related  mortgage loans, and (ii)  insufficient  Excess Cash
Flow to cover all Realized  Losses on the mortgage  loans  described in clause (c) above,  in  determining any Group Principal  Distribution  Amount,  the Excess Cash Flow remaining after the allocation  described in clause (b) or (i) above,  as  applicable,  will be  allocated  to the Class A  Certificates,  pro rata, based on the principal  portion of Realized  Losses  incurred  during the calendar  month  preceding  that distribution date on the related mortgage loans.

         PRINCIPAL  DISTRIBUTION  AMOUNT-- With respect to any  distribution  date,  the lesser of (a) the excess of (i) the  Available  Distribution  Amount  plus,  in the case of  certificates  related to a swap agreement,  if any, except as provided in any final term sheet for a class of certificates,  for inclusion in Excess Cash Flow for purposes of clauses  (b)(v) and (b)(vi)  below,  certain  amounts  received  under such swap agreement, over (ii) the Interest Distribution Amount and (b) the sum of the following:

                  (i)      the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

                  (ii)     the principal  portion of all proceeds of the repurchase of mortgage loans, or, in the case of a substitution,  amounts representing a principal  adjustment,  as required by the
         pooling and servicing agreement during the preceding calendar          month;

                           (iii)    the principal  portion of all other unscheduled  collections  received on the mortgage  loans during the  preceding  calendar  month other than  Subsequent  Recoveries, including,  without  limitation,  Insurance Proceeds,  Liquidation  Proceeds and full and partial
         Principal  Prepayments  made by the respective  mortgagors,  to the extent not distributed in the preceding month or, in the case of Principal  Prepayments in full, during the related  Prepayment
         Period;

                           (iv)     the lesser of (a) the Excess Cash Flow for that  distribution date and
         (b) the principal  portion of any Realized Losses incurred,  or deemed to have been incurred,  on any mortgage loans in the calendar month preceding that  distribution  date to the extent covered by  Excess  Cash  Flow for that  distribution  date as  described  under  "--Excess  Cash Flow and
         Overcollateralization" below;

                           (v)      the lesser of (a) the Excess Cash Flow for that distribution  date, to the  extent  not used  pursuant  to clause  (iv)  above on such  distribution  date,  and (b) the principal  portion of any Realized  Losses  allocated to any class of offered  certificates  on a prior  distribution  date and remaining  unpaid,  to the extent covered by Subsequent  Recoveries for that  distribution  date as described  under  "--Excess  Cash Flow and  Overcollateralization"
         below;   and

                           (vi)     the lesser of (a) the Excess Cash Flow for that distribution  date, to the extent not used  pursuant to clauses (iv) and (v) above on such  distribution  date,  and (b)
         the amount of any Overcollateralization Increase Amount for that distribution date;

                           minus

                           (vii)    the  amount of any  Overcollateralization  Reduction  Amount  for that distribution date; and

                           (viii)   any Capitalization Reimbursement Amount.

                  In no event will the  Principal  Distribution  Amount on any  distribution  date be less than  zero or  greater  than the  aggregate  outstanding  Certificate  Principal  Balance  of the  offered certificates.

         PRINCIPAL  REMITTANCE  AMOUNT-- With  respect to any  distribution  date,  the sum of the amounts described in clauses (b)(i),  (b)(ii) and (b)(iii) of the definition of Principal  Distribution Amount for that distribution date.

         RECORD DATE-- With respect to any  distribution  date and (a) the Adjustable  Rate  Certificates, the business  day  immediately  prior to such  distribution  date,  as long as such  certificates  are DTC registered  (b) for all other  classes of  certificates  the close of business on the last business day of the month next preceding the month in which the related distribution date occurs.

         REQUIRED  OVERCOLLATERALIZATION  AMOUNT-- As set  forth in the  final  term  sheet for a class of certificates;  provided that the Required  Overcollateralization  Amount may be reduced so long as written confirmation  is obtained from each rating agency that the reduction will not reduce the ratings  assigned to the  Class A  Certificates  and  Class M  Certificates  by that  rating  agency  below the lower of the then-current  ratings or the ratings assigned to those  certificates as of the closing date by that rating agency.

         SENIOR ENHANCEMENT  PERCENTAGE-- With respect to any distribution  date, the percentage  obtained by dividing (x) the sum of (i) the aggregate  Certificate  Principal  Balance of the Class M  Certificates
and Class B Certificates,  if any, and (ii) the  Overcollateralization  Amount,  in each case prior to the distribution  of the  Principal  Distribution  Amount  on such  distribution  date,  by (y) the  Aggregate
Adjusted Stated Principal Balance on that distribution date.

         SEQUENTIAL  TRIGGER  EVENT-- To the  extent  provided  in any  final  term  sheet  for a class of certificates,  a Sequential  Trigger Event is in effect with respect to any distribution date if, prior to a specified  distribution  date,  the  aggregate  amount of  Realized  Losses on the  mortgage  loans as a percentage  of the  initial  aggregate  Stated  Principal  Balance  as of the  cut-off  date  exceeds  the applicable amount as set forth in such final term sheet, or if, after the specified  distribution  date, a
Trigger Event is in effect.

         SIXTY-PLUS  DELINQUENCY  PERCENTAGE -- With  respect  to any  distribution  date on or after  the
Stepdown  Date,  the  arithmetic  average,  for each of the  three  distribution  dates  ending  with such distribution  date,  of the  fraction,  expressed  as a  percentage,  equal  to (x) the  aggregate  Stated
Principal  Balance of the mortgage  loans that are 60 or more days  delinquent in payment of principal and interest for that  distribution  date,  including  mortgage  loans in  foreclosure  and REO,  over (y) the
Aggregate Adjusted Stated Principal Balance for the immediately preceding distribution date.

         STATED  PRINCIPAL  BALANCE-- With respect to any mortgage loan and as of any  distribution  date,
(a) the sum of (i) the  principal  balance  thereof as of the cut-off date after  payment of all scheduled principal  payments due during the month of the cut-off date and (ii) any amount by which the  outstanding principal balance thereof has been increased  pursuant to a servicing  modification,  minus (b) the sum of
(i) the aggregate of the  principal  portion of the  scheduled  monthly  payments due with respect to that mortgage  loan  during  each due period  commencing  on the first due period  after the  cut-off  date and ending with the due period related to the previous  distribution  date which were received or with respect to which an advance was made,  (ii) all principal  prepayments  with respect to such mortgage loan and all
Liquidation  Proceeds and Insurance  Proceeds,  to the extent applied by the master servicer as recoveries of  principal,  in each case which were  distributed  on any  previous  distribution  date,  and (iii) any
Realized  Loss  allocated to the trust with respect to that  mortgage  loan for any previous  distribution date.

         STEPDOWN  DATE-- The  earlier  to  occur of (a) the  distribution  date on  which  the  aggregate
Certificate  Principal  Balance  of the  Class  A  Certificates  has  been  reduced  to  zero  and (b) the distribution  date  which is the  later to occur of (i) the  distribution  date as set  forth in the final term  sheet  for a class of  certificates  and (ii)  the  first  distribution  date on  which  the  Senior
Enhancement Percentage is equal to or greater than percentage set forth in such final term sheet.

         SUBORDINATION  PERCENTAGE-- With respect to each class of offered  certificates,  the  respective approximate percentage set forth in the final term sheet for a class of certificates.

         SUBSEQUENT  RECOVERIES-- Subsequent  recoveries,  net of reimbursable  expenses,  with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         TRIGGER  EVENT-- A Trigger Event is in effect with respect to any  distribution  date on or after the Stepdown Date if either (a) the Sixty-Plus  Delinquency  Percentage for that distribution date exceeds the  percentage of the Senior  Enhancement  Percentage as set forth in the final term sheet for a class of certificates  for that  distribution  date or (b) the aggregate  amount of Realized Losses on the mortgage loans as a percentage of the initial  aggregate Stated  Principal  Balance of the mortgage loans as of the cut-off date exceeds the applicable amount set forth in the final term sheet for a class of certificates.

         MULTIPLE LOAN GROUP STRUCTURE

                  The mortgage  loans in the trust are divided into one or more loan groups,  as described above under  "Description of the Mortgage Pool."  Distributions on the Class A Certificates  will be based primarily on amounts  received or advanced  with respect to the related  loan group.  However,  the Excess
Cash Flow for a loan group will be available to pay amounts  related to the following for the  non-related loan group in the order of priority  set forth below and as further  described  under  "--Excess  Cash Flow and Overcollateralization" below:

                           o        current Realized Losses;

                           o        overcollateralization;

                           o        Prepayment Interest Shortfalls;

                           o        Basis Risk Shortfalls;

                           o        current period Relief Act Shortfalls; and

                           o        the  principal  portion of any Realized  Losses  previously  allocated thereto that remain unreimbursed.

         INTEREST DISTRIBUTIONS

         Except as  provided  in any final term sheet for a class of  certificates,  on each  distribution date,  holders of the Class A Certificates  will be entitled to receive  interest  distributions  from the related Interest  Remittance  Amount,  on a pro rata basis, in an amount equal to the Accrued  Certificate
Interest  thereon  for that  distribution  date  plus any  Accrued  Certificate  Interest,  together  with interest thereon at the related pass-through rate, remaining unpaid from any prior distribution date.

         Except as  provided  in any final term sheet for a class of  certificates,  on each  distribution date,  holders  of  each  class  of the  Class  M  Certificates  will  be  entitled  to  receive  interest distributions  in an amount  equal to the Accrued  Certificate  Interest  on such class,  plus any Accrued
Certificate  Interest remaining unpaid from any prior  distribution  date,  together with interest thereon at the related  pass-through  rate, to the extent of the Available  Distribution  Amount  remaining  after distributions  of interest and  principal to the Class A  Certificates  and  distributions  of interest to any class of Class M Certificates with a higher payment priority.

         As described in the definition of "Accrued  Certificate  Interest," Accrued Certificate  Interest
on each class of  certificates  of any series is subject to reduction  in the event of specified  interest shortfalls on the mortgage loans in the related mortgage pool allocable thereto.

         Prepayment  Interest  Shortfalls  will result because  interest on prepayments in full is paid by the  related  mortgagor  only to the date of  prepayment,  and  because  no  interest  is  distributed  on prepayments  in part,  as these  prepayments  in part are  applied  to reduce  the  outstanding  principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

         With respect to any distribution  date, any Prepayment  Interest  Shortfalls during the preceding calendar month will be offset by the master  servicer,  but only to the extent these  Prepayment  Interest
Shortfalls do not exceed  Eligible Master  Servicing  Compensation.  On any  distribution  date,  Eligible
Master Servicing Compensation will be applied to cover Prepayment Interest Shortfalls.

         Prepayment  Interest  Shortfalls  relating  to the  mortgage  loans  which  are  not  covered  as described  above and Relief Act  Shortfalls  relating  to the  mortgage  loans  will be  allocated  to the related offered  certificates,  on a pro rata basis, based upon the amount of Accrued Certificate Interest that would have  accrued on these  certificates  absent  these  shortfalls,  in each case in  reduction of
Accrued Certificate Interest thereon.

         The ratings  assigned to the offered  certificates  do not address the  likelihood of the receipt of any  amounts in respect of any  Prepayment  Interest  Shortfalls,  Basis Risk  Shortfall  Carry-Forward
Amounts or Relief Act Shortfalls. See "--Excess Cash Flow and Overcollateralization" below.

         DETERMINATION OF LIBOR

         LIBOR for any class of  Adjustable  Rate  Certificates  and any Interest  Accrual  Period will be determined as described in the three succeeding paragraphs.

         LIBOR shall be  established  by the trustee for each Interest  Accrual  Period.  LIBOR will equal the rate for United  States dollar  deposits for one month which appears on the Telerate  Screen Page 3750 of the  Moneyline  Telerate  Capital  Markets  Report as of 11:00 A.M.,  London time,  on the second LIBOR business day prior to the first day of that Interest  Accrual Period,  or the LIBOR rate adjustment  date.
Telerate Screen Page 3750 means the display  designated as page 3750 on the Telerate  Service or any other page as may replace  page 3750 on that  service for the purpose of  displaying  London  interbank  offered rates of major  banks.  If the rate does not  appear on that page or any other  page as may  replace  that page on that service,  or if the service is no longer offered,  any other service for displaying  LIBOR or comparable  rates that may be selected by the trustee after  consultation  with the master  servicer,  the rate will be the reference bank rate.

         The reference  bank rate will be  determined on the basis of the rates at which  deposits in U.S.
Dollars  are  offered by the  reference  banks,  which  shall be three  major  banks  that are  engaged in transactions in the London interbank  market,  selected by the trustee after  consultation with the master servicer.  The reference  bank rate will be  determined as of 11:00 A.M.,  London time, on the day that is one LIBOR business day prior to the immediately  preceding  distribution date to prime banks in the London interbank  market for a period of one month in amounts  approximately  equal to the aggregate  Certificate
Principal  Balance of the Adjustable  Rate  Certificates  then  outstanding.  The trustee will request the principal  London  office of each of the  reference  banks to provide a quotation of its rate. If at least two  quotations  are provided,  the rate will be the arithmetic  mean of the  quotations.  If on that date fewer than two  quotations are provided as requested,  the rate will be the  arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the trustee after  consultation  with the master  servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading
European  banks for a period of one month in  amounts  approximately  equal to the  aggregate  Certificate
Principal  Balance  of  the  Adjustable  Rate  Certificates  then  outstanding.  If no  quotations  can be obtained,  the rate  will be LIBOR  for the prior  distribution  date;  provided  however,  if,  under the priorities  listed  previously in this  paragraph,  LIBOR for a distribution  date would be based on LIBOR for the previous  distribution date for the third consecutive  distribution date, the trustee shall, after consultation with the master servicer,  select an alternative  comparable index over which the trustee has no control,  used for determining  one-month  Eurodollar lending rates that is calculated and published or otherwise  made  available  by an  independent  party.  LIBOR  business day means any day other than (i) a
Saturday  or a Sunday or (ii) a day on which  banking  institutions  in the city of  London,  England  are required or authorized by law to be closed.

         The  establishment of LIBOR by the trustee and the master  servicer's  subsequent  calculation of the pass-through  rates applicable to the Adjustable Rate  Certificates for the relevant  Interest Accrual
Period, in the absence of manifest error, will be final and binding.

         PREPAYMENT CHARGES

         To the  extent  set  forth  in a  final  term  sheet  for a class  of  certificates,  a class  of certificates for any series may be entitled to receive on each  distribution  date any prepayment  charges payable in connection with certain  principal  prepayments on the mortgage  loans,  unless such prepayment charges  are waived as further  described  below and are not  otherwise  required to be paid by the master servicer.

         The  amount  available  for  distribution  to the  holders  of a class of  certificates,  if any, entitled  to the  prepayment  charges  on any  distribution  date in  respect  of  prepayment  charges  is determined  by the  amount  of  prepayment  charges  paid by the  mortgagors  or the  master  servicer  in connection with principal  prepayments on the mortgage loans during the prepayment  period  applicable for such distribution date.

         Generally,  each prepayment  charge is only applicable to certain  prepayments on a mortgage loan and only remains  applicable with respect to such mortgage loan for the limited time periods  specified in the terms of such prepayment  charge.  In addition,  some state laws restrict the imposition of prepayment charges  even when the  mortgage  loans  expressly  provide for the  collection  of those  charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage loans that provide for the payment of these  charges.  In that event,  these amounts will not be available  for  distribution on a class of certificates  entitled to prepayment  charges.  See "Certain Legal Aspects of Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments"  in the related base prospectus.

         Pursuant  to the pooling  and  servicing  agreement,  if a class of  certificates  is entitled to prepayment  charges,  the master  servicer is not  permitted  to waive (or permit a servicer to waive) any prepayment  charge  unless:  (i) the  enforceability  thereof  shall  have  been  limited  by  bankruptcy, insolvency,  moratorium,  receivership  and other similar laws relating to  creditors'  rights  generally,
(ii) the  enforcement  thereof is illegal,  or any local,  state or federal  agency has  threatened  legal action if the  prepayment  charge is enforced,  (iii) the  collectability  thereof shall have been limited due to acceleration in connection with a foreclosure or other  involuntary  payment or (iv) such waiver is standard  and  customary  in  servicing  similar  mortgage  loans and relates to a default or a reasonably foreseeable  default and would, in the reasonable  judgment of the master servicer,  maximize  recovery of total  proceeds  taking into account the value of such  prepayment  charge and the related  mortgage loan.
The master  servicer is not permitted to waive a prepayment  charge in connection  with a refinancing of a mortgage loan that is not related to a default or a reasonably  foreseeable  default.  A prepayment charge may only be waived by the master servicer pursuant to the standards described above.

         Investors should note that in certain  instances,  the amount of a prepayment charge might not be charged to the  mortgagor.  If the master  servicer  is not  allowed or  required  to waive (or permit the servicer to waive) the prepayment  charge,  the amount is required to be remitted by the master  servicer;
otherwise  the master  servicer  will not have any  obligation  to make any payments from its own funds in respect of prepayment  charges.  See "Risk  Factors -  Certificates  entitled to  prepayment  charges" and
"Certain Yield and Prepayment Considerations" herein."

         PRINCIPAL DISTRIBUTIONS

         Except as  provided  in any final term sheet for a class of  certificates,  holders of each class of the Class A Certificates  will be entitled to receive on each  distribution  date, to the extent of the portion  of the  Available  Distribution  Amount  remaining  after  the  Interest  Distribution  Amount is distributed  and in the manner  set forth  below,  a  distribution  allocable  to  principal  equal to the related Group  Principal  Distribution  Amount.  Except as provided in any final term sheet for a class of certificates,  each Group  Principal  Distribution  Amount  will be  distributed  to each class of related
Class A  Certificates,  on a pro rata basis,  in accordance with their  respective  Certificate  Principal
Balances,  until the aggregate  Certificate  Principal  Balance of each class of the Class A  Certificates has been reduced to zero; provided,  however,  that if a Sequential Trigger Event is in effect, each Group
Distribution  Amount will be distributed  sequentially to each class of related Class A  Certificates,  in order of their  numerical  designations,  in each case  until the  certificate  principal  balance of such class has been reduced to zero.

         Except as  provided  in any final term sheet for a class of  certificates,  holders of each class of the Class M Certificates  will be entitled to receive on each  distribution  date, to the extent of the portion  of the  Available  Distribution  Amount  remaining  after  the sum of the  Interest  Distribution
Amount, the Class A Principal  Distribution  Amount and the Class M Principal  Distribution Amount for any
class of Class M Certificates with a lower numerical class  designation has been distributed,  the related
Class M Principal  Distribution  Amount, in reduction of the Certificate  Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

         EXCESS CASH FLOW AND OVERCOLLATERALIZATION

         Except as  provided  in any  final  term  sheet  for a class of  certificates,  the  pooling  and servicing  agreement  will require  that,  on each  distribution  date,  the Excess Cash Flow,  if any, be applied on any distribution date as follows:

         o        first, as part of the Principal  Distribution  Amount, the principal portion of Realized
                  Losses  previously  allocated to reduce the Certificate  Principal  Balance of any class of Class A, Class M or Class B  Certificates,  if any, and remaining  unreimbursed,  but only to the extent of Subsequent Recoveries for that distribution date;

         o        second,  as  part  of the  Principal  Distribution  Amount,  the  principal  portion  of
                  Realized Losses incurred on the mortgage loans for the preceding calendar month;

         o        third, to pay to the holders of the Class A, Class M and Class B  Certificates,  if any,
                  the Overcollateralization Increase Amount as part of the Principal Distribution Amount;

         o        fourth,  to pay the  holders of the Class A, Class M and Class B  Certificates,  if any,
                  the  amount  of  any  Prepayment   Interest   Shortfalls   allocated  thereto  for  that
                  distribution  date,  on a  pro  rata  basis  based  on  Prepayment  Interest  Shortfalls allocated thereto to the extent not covered by Eligible Master Servicing Compensation;

         o        fifth, to pay to the holders of the Class A, Class M and Class B  Certificates,  if any,
                  pro rata, based on unpaid Prepayment Interest Shortfalls  previously  allocated thereto, any  Prepayment  Interest  Shortfalls  remaining  unpaid from prior  distribution  dates together with interest thereon;

         o        sixth,  after taking into  account,  if  applicable,  amounts  received  under any yield maintenance  agreement on that  distribution  date, to pay to the holders of the Class A
                  Certificates,  pro rata, and then to the Class M Certificates  and Class B Certificates, if any, in order of  priority,  any Basis Risk  Shortfall  Carry-Forward  Amount for the
                  related class;

         o        seventh,  to pay the holders of the Class A, Class M and Class B  Certificates,  if any,
                  the amount of any Relief Act Shortfalls  allocated thereto for that  distribution  date, on a pro rata  basis  based on the  Relief  Act  Shortfalls  allocated  thereto  on that distribution date;

         o        eighth, to pay the holders of the Class A Certificates, pro rata, and then the Class
                  M Certificates  and Class B  Certificates,  if any, in order of priority,  the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed;

         o        ninth,  in the case of  certificates  related to a swap  agreement,  if any,  in certain cases, any payment related to the early termination of a swap agreement.

         o        tenth, to pay to the holders of the Class SB Certificates and Class R Certificates any
balance remaining, in accordance with the terms of the pooling and servicing agreement.

         On any distribution  date, any amounts payable pursuant to clauses first,  second and third above as part of the  Principal  Distribution  Amount shall be paid as described in  "--Principal  Distributions"
above.  Any amounts  payable  pursuant  to clause  eighth  above  shall not accrue  interest or reduce the
Certificate Principal Balance of the Class A, Class M and Class B Certificates, if any.

         In addition,  notwithstanding  the foregoing,  on any  distribution  date after the  distribution date on which the Certificate  Principal  Balance of a class of offered  certificates  has been reduced to
zero,  that  class  of  offered   certificates  will  be  retired  and  will  no  longer  be  entitled  to distributions,  including  distributions  in  respect of  Prepayment  Interest  Shortfalls  and Basis Risk
Shortfalls.

         Except as  provided  in any  final  term  sheet  for a class of  certificates,  the  pooling  and servicing  agreement  will require that the Excess Cash Flow, to the extent  available as described  above and to the extent  necessary,  will be applied as an  accelerated  payment  of  principal  on the  offered
certificates,   to   the   extent   that   the   Required   Overcollateralization   Amount   exceeds   the
Overcollateralization  Amount as of that  distribution  date.  The  application of Excess Cash Flow to the payment of principal on a class of offered  certificates  has the effect of accelerating  the amortization of that class of offered certificates relative to the amortization of the mortgage loans.

         ALLOCATION OF LOSSES

                  Except as otherwise provided in any final term sheet for a class of certificates,
Realized Losses with respect to the mortgage loans will be allocated or covered as follows:

         o        first, to the Excess Cash Flow for the related distribution date;

                  o        second, by the reduction of the Overcollateralization Amount until reduced to zero;

                  o        third, to each class of the Class B Certificates, if any, sequentially, in inverse order of their numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

                  o        fourth, to each class of the Class M Certificates, sequentially, in inverse order of their numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

                  o        fifth, for losses with respect to any loan group, to the related Class A
                  Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                           With  respect  to any  defaulted  mortgage  loan  that is  finally  liquidated, through  foreclosure  sale,  disposition  of the related  mortgaged  property if acquired on behalf of the certificateholders  by deed in lieu of  foreclosure,  or otherwise,  the amount of loss realized,  if any, will equal the portion of the Stated Principal  Balance  remaining,  if any, plus interest thereon through the date of liquidation,  after application of all amounts recovered,  net of amounts  reimbursable to the master  servicer or the  subservicer  for  Advances  and  expenses,  including  attorneys'  fees,  towards interest  and  principal  owing on the  mortgage  loan.  These  losses are  referred to in this term sheet supplement as Realized Losses.

                  The  principal  portion  of any  Realized  Loss,  other than a Debt  Service  Reduction, allocated  to any  class of  offered  certificates  will be  allocated  in  reduction  of its  Certificate
Principal  Balance,  until reduced to zero. The interest  portion of any Realized Loss,  other than a Debt
Service  Reduction,  allocated to any class of offered  certificates will be allocated in reduction of its
Accrued  Certificate  Interest  for the related  distribution  date.  In  addition,  any  allocation  of a
Realized  Loss may be made by operation of the payment  priority  for the  certificates  set forth in this term sheet supplement.

                  In order to maximize the likelihood of  distribution  in full of amounts of interest and principal to be distributed to holders of the Class A Certificates,  on each  distribution  date,  holders of each  class  of the  Class  A  Certificates  have a  right  to  distributions  of each of the  Interest
Distribution  Amount and Principal  Distribution  Amount that is prior to the rights of the holders of the
Class M  Certificates  and  Class B  Certificates,  if any.  In  addition,  overcollateralization  and the application  of Excess Cash Flow will also increase the likelihood of  distribution  in full of amounts of interest and principal to the Class A Certificates and Class M Certificates.

                  The  priority of payments  among the Class M  Certificates,  as  described  in this term sheet  supplement,  also has the effect during certain  periods,  in the absence of losses,  of decreasing the  percentage  interest  in the  trust  evidenced  by any  class of Class M  Certificates  with a higher payment priority,  thereby increasing,  relative to its Certificate  Principal Balance,  the subordination afforded  to such  class of the Class M  Certificates  by  overcollateralization  and any class of related
Class M Certificates with a lower payment priority and the Class B Certificates, if any.

                  In  addition,  in  instances  in which a  mortgage  loan is in  default or if default is reasonably  foreseeable,  and if  determined  by the master  servicer  to be in the best  interest  of the certificateholders,  the  master  servicer  or  subservicer  may  permit  servicing  modifications  of the
mortgage  loan  rather  than  proceeding  with  foreclosure,   as  described  under  "Description  of  the
Certificates--Servicing  and  Administration  of  Mortgage  Collateral"  in the  related  base  prospectus.
However,  the master servicer's and the subservicer's  ability to perform servicing  modifications will be subject to some  limitations,  including but not limited to the following.  Advances and other amounts may be added to the outstanding  principal  balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal  balance of the mortgage  loan, or  capitalized  amounts added to the  mortgage  loan,  will be required  to be fully  amortized  over the term of the  mortgage  loan.  All capitalizations  are to be implemented in accordance with Residential  Funding's  program guide and may be implemented  only by  subservicers  that have been approved by the master  servicer for that purpose.  The final  maturity  of any  mortgage  loan  included  in the trust  established  for any series  shall not be extended  beyond the assumed  final  distribution  date for that series.  No servicing  modification  with respect to a mortgage  loan will have the effect of  reducing  the  mortgage  rate below the lesser of (i)
one-half  of the  mortgage  rate as in effect on the  applicable  cut-off  date and (ii) the  Expense  Fee
Rate.  Further,  the  aggregate  current  principal  balance of all mortgage  loans  included in the trust established  for any  series  subject  to  modifications  can be no more  than  five  percent  (5%) of the aggregate  principal  balance of those  mortgage  loans as of the cut-off date for that  series,  but this limit may  increase  from time to time with the  consent  of the rating  agencies  rating  that  series of certificates.

         ADVANCES

                  Prior to each  distribution  date,  the master  servicer is required to make Advances of payments  which were due on the mortgage  loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

                  These  Advances  are  required  to be made  on  mortgage  loans  included  in the  trust established  for any series  only to the extent they are deemed by the master  servicer to be  recoverable from related late collections,  Insurance Proceeds or Liquidation  Proceeds.  Recoverability is determined in the context of existing outstanding  arrearages,  the current  loan-to-value ratio and an assessment of the fair market  value of the related  mortgaged  property.  The  purpose of making  these  Advances is to maintain  a regular  cash flow to the  certificateholders,  rather  than to  guarantee  or insure  against losses.  The master  servicer  will not be required to make any Advances with respect to reductions in the amount of the monthly  payments on the mortgage  loans due to Debt Service  Reductions or the  application of the Relief Act or similar  legislation or  regulations.  Any failure by the master  servicer to make an
Advance as required under the pooling and servicing  agreement for any series will  constitute an event of default  thereunder,  in which case the trustee,  as successor master servicer,  will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement for that series.

                  All Advances on mortgage  loans  included in the trust  established  for any series will be  reimbursable  to the  master  servicer  on a first  priority  basis from late  collections,  Insurance
Proceeds and Liquidation  Proceeds from the mortgage loan as to which the  unreimbursed  Advance was made.
In addition,  any Advances  previously made which are deemed by the master  servicer to be  nonrecoverable from related late  collections,  Insurance  Proceeds and  Liquidation  Proceeds may be  reimbursed  to the master  servicer  out of any funds in the  Custodial  Account with respect to the related loan group prior to distributions on the offered certificates.

                  The  pooling  and  servicing  agreement  for any  series  will  provide  that the master servicer may enter into a facility  with any person which  provides  that such  person,  or the  advancing person,  may  directly or  indirectly  fund  Advances  and/or  Servicing  Advances on the  mortgage  loans included in the trust  established  for that series,  although no such  facility  will reduce or otherwise affect the master  servicer's  obligation to fund these Advances and/or  Servicing  Advances.  No facility will  require  the  consent of any  certificateholders  or the  trustee.  Any  Advances  and/or  Servicing
Advances  made by an  advancing  person  would  be  reimbursed  to the  advancing  person  under  the same provisions  pursuant to which  reimbursements  would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority  basis in favor of the  advancing  person as opposed to the master  servicer or any successor  master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

                               CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS
         GENERAL

         The yield to  maturity  on each class of offered  certificates  of any series  will be  primarily affected by the following factors:

o        the rate and timing of  principal  payments on the  mortgage  loans in the related  loan group or groups included in the trust established for that series,  including  prepayments,  defaults and liquidations, and repurchases due to breaches of representations or warranties;

o        the allocation of principal  payments among the various  classes of offered  certificates of that series;

o        realized  losses and  interest  shortfalls  on the  mortgage  loans in the related  loan group or groups included in the trust established for that series;

o        the  pass-through  rate on the  offered  certificates,  and  fluctuations  in any  index  for the mortgage loans or the offered certificates of that series

o        to the extent provided in any final term sheet for a class of  certificates,  with respect to any class of  certificates  intended to be the  beneficiary  of a yield  maintenance  agreement, payment, if any, made pursuant to such yield maintenance agreement; and

o        the purchase price paid for the offered certificates of that series.

         For  additional  considerations  relating to the yields on the offered  certificates,  see "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

                  PREPAYMENT CONSIDERATIONS

         The yields to maturity and the  aggregate  amount of  distributions  on each class of the offered certificates  of any series will be affected by the rate and timing of principal  payments on the mortgage loans in the related loan group or groups included in the trust  established  for that series.  The yields may be  adversely  affected  by a higher or lower  than  anticipated  rate of  principal  payments  on the mortgage  loans in the related loan groups or groups in the trust  established  for that series.  The rate of principal  payments on the  mortgage  loans will in turn be affected by the  amortization  schedules of the mortgage loans,  the rate and timing of mortgagor  prepayments on the mortgage loans,  liquidations of defaulted  mortgage  loans and  purchases of mortgage  loans due to breaches of some  representations  and warranties.

         The timing of changes in the rate of  prepayments,  liquidations  and  purchases  of the mortgage loans included in the trust established for any series may  significantly  affect the yield to an investor in that series of certificates,  even if the average rate of principal  payments  experienced over time is consistent  with an investor's  expectation.  In addition,  the rate of  prepayments of the mortgage loans included in the trust  established for any series and the yields to investors on the  certificates of that series may be affected by refinancing programs,  which may include general or targeted  solicitations,  as described under "Maturity and Prepayment  Considerations"  in the related base prospectus.  Since the rate and timing of principal  payments on the mortgage  loans will depend on future  events and on a variety of factors,  as  described in this term sheet  supplement  and in the related  base  prospectus  under "Yield
Considerations"  and "Maturity and  Prepayment  Considerations",  no assurance can be given as to the rate or the timing of  principal  payments on the  offered  certificates.  The yields to maturity  and rate and timing of principal  payments on the offered  certificates will only be affected by the rate and timing of payments  on the  mortgage  loans in the  related  loan  group,  except  under the  limited  circumstances described in this term sheet supplement.

         The mortgage  loans may be prepaid by the  mortgagors at any time;  provided,  however,  that the mortgage loans may impose a prepayment  charge for partial  prepayments  and full  prepayments,  which may have a substantial  effect on the rate of prepayment of those  mortgage  loans.  See  "Description  of the
Mortgage  Pool--General"  in this term  sheet  supplement.  Unless  otherwise  specified  in the final term sheet, the prepayment charges will not be available for distribution on the offered certificates.

         To the  extent  set forth in any final term  sheet for a class of  certificates,  all  prepayment charges  collected  with  respect  to the  mortgage  loans  will  be  paid to the  holders  of a class  of certificates,  if any,  entitled to  prepayment  charges.  In any event,  prepayment  charges  will not be available for  distribution on any other offered  certificates.  The amount  available for distribution to the  holders  of a class of  certificates  entitled  to  prepayment  charges on any  distribution  date in respect of  prepayment  charges is  determined  by the amount of  prepayment  charges  collected  from the mortgagors in connection  with principal  prepayments  on the mortgage loans during the prepayment  period applicable to such  distribution  date.  Generally,  each prepayment  charge is only applicable to certain prepayments  on a mortgage  loan and only remains  applicable  with respect to such  mortgage loan for the limited  time  periods  specified  in the  terms  of  such  mortgage  loan.  In  addition,  under  certain instances,  the master  servicer may waive the payment of the  prepayment  charges.  The yield to maturity on a class of  certificates  entitled to prepayment  charges will depend on the rate and timing of receipt of  prepayment  charges on the mortgage  loans,  which are  difficult  to predict and which may  fluctuate significantly  over time.  Investors  should  conduct  their own analysis of the effect,  if any, that the rate and timing of payment of prepayment  charges may have on the  performance of a class of  certificates entitled to those charges.  Further,  some state laws restrict the  imposition of prepayment  charges even when the mortgage  loans  expressly  provide for the  collection  of those  charges.  It is possible  that prepayment  charges  and late fees may not be  collected  even on  mortgage  loans  that  provide  for the payment of these  charges.  In that event,  these  amounts will not be available for  distribution  on the class of  certificates  entitled to prepayment  charges.  See "Certain Legal Aspects of Mortgage Loans and
Contracts--Default Interest and Limitations on Prepayments"  in the related base prospectus.

         Prepayments,  liquidations and purchases of the mortgage loans included in the trust  established for that series will  result in  distributions  to holders of the  related  offered  certificates  of that series of  principal  amounts  which  would  otherwise  be  distributed  over the  remaining  terms of the mortgage  loans in the related  mortgage  pool.  Factors  affecting  prepayment,  including  defaults  and
liquidations,   of  mortgage  loans  include  changes  in  mortgagors'   housing  needs,   job  transfers,
unemployment,  mortgagors' net equity in the mortgaged  properties,  changes in the value of the mortgaged properties,  mortgage  market interest  rates,  solicitations  and servicing  decisions.  In addition,  if prevailing  mortgage rates fell significantly  below the mortgage rates on the mortgage loans, the rate of prepayments,  including  refinancings,  would be expected to increase.  Also,  when the mortgage  rates on hybrid  mortgage  loans  convert  from  fixed  rates to  adjustable  rates,  there may be an  increase  in prepayments,  particularly  if the new  adjustable  rate is higher  than the fixed  rate.  Conversely,  if prevailing  mortgage rates rose significantly  above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

         The rate of defaults  on the  mortgage  loans will also  affect the rate and timing of  principal payments on the  mortgage  loans.  In  general,  defaults  on  mortgage  loans are  expected to occur with greater  frequency in their early years. As a result of the program  criteria and  underwriting  standards applicable to the mortgage loans,  the mortgage loans may experience  rates of  delinquency,  foreclosure, bankruptcy  and loss that are higher than those  experienced  by mortgage loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase  programs,  or by  Residential  Funding for the purpose of acquiring  mortgage loans to  collateralize  securities  issued by Residential  Funding
Mortgage  Securities  I, Inc.  For  example,  the rate of default on  mortgage  loans that are  secured by non-owner  occupied  properties,  mortgage  loans made to  borrowers  whose  income is not  required to be provided or verified,  mortgage  loans made to borrowers  with high  debt-to-income  ratios,  and mortgage loans with high LTV ratios,  may be higher than for other types of mortgage  loans.  See  "Description  of the  Mortgage  Pool--The  Program"  in this term  sheet  supplement.  Furthermore,  the rate and  timing of prepayments,  defaults and  liquidations  on the mortgage  loans will be affected by the general  economic condition of the region of the country in which the related  mortgaged  properties  are located.  The risk of  delinquencies  and  loss is  greater  and  prepayments  are less  likely  in  regions  where a weak or deteriorating  economy  exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values.  See "Maturity and Prepayment Considerations" in the related base prospectus.

         The mortgage loans typically are assumable under some  circumstances  if, in the sole judgment of the master servicer or the applicable  subservicer,  the prospective  purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         Most of the mortgage loans contain  due-on-sale  clauses.  The terms of the pooling and servicing agreement for any series  generally  require the master servicer or any  subservicer,  as the case may be, to enforce  any  due-on-sale  clause to the extent it has  knowledge  of the  conveyance  or the  proposed conveyance of the underlying  mortgaged  property and to the extent  permitted by applicable  law,  except that any  enforcement  action  that would  impair or  threaten  to impair any  recovery  under any related insurance policy will not be required or permitted.

         ALLOCATION OF PRINCIPAL PAYMENTS

         The yields to  maturity  of the  offered  certificates  may be  affected to the extent any Excess
Cash Flow is used to  accelerate  payments of principal  on the offered  certificates.  In  addition,  the amount of any  Overcollateralization  Increase Amount paid to the offered certificates on any payment date will be affected by, among other  things,  the level of  delinquencies  and losses on the mortgage  loans, the level of the index that is used to determine the  pass-through  rate on certificates  and the level of the indices on the mortgage loans.

         Some of the mortgage  loans  included in the trust  established  for any series may have interest only periods of varying  duration.  During this period,  the payment made by the related  borrower will be less than it would be if the mortgage  loan  amortized.  In addition,  the mortgage  loan balance will not be reduced by the principal  portion of scheduled  monthly  payments during this period.  As a result,  no principal  payments  will be made to the  certificates  of that series from these  mortgage  loans  during their interest only period except in the case of a prepayment.

         In the case of mortgage loans with an initial  interest only period,  after the initial  interest only period,  the scheduled  monthly  payment on these mortgage  loans will increase,  which may result in increased  delinquencies by the related  borrowers,  particularly if interest rates have increased and the borrower is unable to refinance.  In addition,  losses may be greater on these  mortgage loans as a result of the mortgage loan not amortizing  during the early years of these mortgage  loans.  Although the amount of principal  included in each  scheduled  monthly  payment for a traditional  mortgage loan is relatively small during the first few years after the  origination  of a mortgage  loan,  in the aggregate the amount can be significant.

         Mortgage  loans  with  an  initial  interest  only  period  are  relatively  new in the  mortgage marketplace.  The performance of these mortgage loans may be  significantly  different than mortgage loans that fully amortize.  In particular,  there may be a higher  expectation by these borrowers of refinancing their mortgage  loans with a new mortgage  loan, in particular  one with an initial  interest only period, which may result in higher  prepayment  speeds than would otherwise be the case. In addition,  the failure to build equity in the related  mortgaged  property by the related  mortgagor  may affect the  delinquency and prepayment experience of these mortgage loans.

         Sequentially   Paying   Certificates:   The  Senior   Certificates   are   entitled   to  receive
distributions  in  accordance  with  various  priorities  for  payment  of  principal.   Distributions  of
principal on classes  having an earlier  priority of payment  will be affected by the rates of  prepayment of the mortgage  loans early in the life of the mortgage  pool.  The timing of  commencement  of principal distributions  and the weighted  average lives of  certificates  with a later  priority of payment will be affected  by the rates of  prepayment  of the  mortgage  loans both before and after the  commencement  of principal distributions on those classes.

         Certificates  with  Subordination  Features:  The  yield  to  maturity  on the  class  of Class M
Certificates  or Class B  Certificates,  if any, then  outstanding  with a Certificate  Principal  Balance greater than zero with the lowest payment  priority will be extremely  sensitive to losses on the mortgage loans included in the trust  established  for that series and the timing of those losses  because  certain amounts  of  losses  that  are  covered  by  subordination  will be  allocated  to that  class  of Class M
Certificates  or Class B Certificates.  After the Credit Support  Depletion Date, the yield to maturity of any class of Senior  Support  Certificates  will be extremely  sensitive to losses on the mortgage  loans, and the timing  thereof,  because  certain  losses that would be allocable to the related class or classes of  Super  Senior  Certificates  will  be  allocated  to  related  class  or  classes  of  Senior  Support
Certificates.

REALIZED LOSSES AND INTEREST SHORTFALLS

                  The yield to  maturity  and the  aggregate  amount  of  distributions  on each  class of offered  certificates will be affected by the timing of borrower defaults  resulting in Realized Losses on the related  mortgage  loans,  to the extent such losses are not covered by credit  support in the form of the  Excess  Cash Flow,  overcollateralization  or  subordination  provided  to any class of Super  Senior
Certificates  by a class of related Senior Support  Certificates,  the Class A Certificates by the Class M
Certificates and the Class B Certificates,  if any, and, with respect to any Class M Certificates,  by any
Class M Certificates with a lower payment priority and the Class B Certificates,  if any. Furthermore,  as
described in this term sheet  supplement,  the timing of receipt of principal  and interest by the offered certificates  may be adversely  affected by losses or delinquencies on the related mortgage loans if those losses or delinquencies result in a change in the Required Overcollateralization Amount.

                  The amount of interest  otherwise payable to holders of the offered  certificates of any series will be reduced by any interest  shortfalls on the mortgage  loans with respect to the related loan group or groups  included  in the trust  established  for that  series to the  extent  not  covered by the
Eligible  Master  Servicing  Compensation  and Excess Cash Flow,  in each case as  described  in this term sheet  supplement.  These  shortfalls  will not be offset by a reduction in the servicing  fees payable to the master  servicer or  otherwise,  except as  described  in this term sheet  supplement  with respect to
Prepayment  Interest  Shortfalls.  Prepayment  Interest Shortfalls will only be covered by Eligible Master
Servicing  Compensation  and Excess  Cash Flow to the  extent  described  in this term  sheet  supplement.
Relief Act Shortfalls  allocated to the offered  certificates on a distribution  date will only be covered to the extent of Excess Cash Flow available  therefor on that  distribution  date in the manner  described under "Description of the Certificates-- Excess Cash Flow and  Overcollateralization  Provisions."  Relief
Act Shortfalls  will not carry forward or be paid on other  distribution  dates.  See  "Description of the
Certificates--Interest  Distributions"  in  this  term  sheet  supplement  for  a  discussion  of  possible shortfalls in the collection of interest.

                  The  recording  of  mortgages  in the name of MERS is a  relatively  new practice in the
mortgage  lending  industry.   While  the  depositor  expects  that  the  master  servicer  or  applicable subservicer will be able to commence foreclosure  proceedings on the mortgaged properties,  when necessary and  appropriate,  public  recording  officers  and others in the  mortgage  industry,  however,  may have limited,  if any,  experience  with  lenders  seeking to  foreclose  mortgages,  assignments  of which are
registered  with  MERS.  Accordingly,   delays  and  additional  costs  in  commencing,   prosecuting  and
completing  foreclosure  proceedings,  defending  litigation  commenced  by third  parties and  conducting foreclosure  sales of the  mortgaged  properties  could  result.  Those delays and  additional  costs with respect to the mortgage  loans  included in the trust  established  for any series could in turn delay the distribution of liquidation proceeds to the  certificateholders  of that series and increase the amount of
Realized Losses on those mortgage loans. In addition,  if, as a result of MERS  discontinuing  or becoming unable to continue  operations in connection  with the MERS(R)System,  it becomes  necessary to remove any mortgage loan included in the trust  established for any series from  registration on the MERS(R)System and to arrange for the  assignment of the related  mortgages to the trustee,  then any related  expenses shall be  reimbursable  by the trust for that  series to the  master  servicer,  which  will  reduce  the amount available to pay principal of and interest on the  outstanding  class or classes of  certificates  of that series with a Certificate  Principal  Balance  greater than zero with the lowest payment  priorities.  For additional  information  regarding the recording of mortgages in the name of MERS see  "Description of the
Mortgage  Pool--General" in this term sheet supplement and "Description of the  Certificates--Assignment  of
Mortgage Loans" in the related base prospectus.

         PURCHASE PRICE

         In  addition,  the yield to maturity on each class of the  offered  certificates  will depend on, among  other  things,  the  price  paid  by the  holders  of the  offered  certificates  and  the  related pass-through  rate.  The extent to which the yield to maturity of an offered  certificate  is sensitive to prepayments  will depend,  in part, upon the degree to which it is purchased at a discount or premium.  In general,  if a class of  offered  certificates  is  purchased  at a premium  and  principal  distributions thereon  occur at a rate faster than  assumed at the time of  purchase,  the  investor's  actual  yield to maturity  will be lower  than  anticipated  at the time of  purchase.  Conversely,  if a class of  offered certificates  is purchased at a discount and principal  distributions  thereon occur at a rate slower than assumed at the time of purchase,  the investor's  actual yield to maturity will be lower than  anticipated at the time of purchase.

         PASS-THROUGH RATES

         The  Pass-Through  Rates on each  class of  offered  certificates  is based,  or subject to a cap
equal  to,  on  the  weighted   average  of  the  Net  Mortgage  Rates  of  the  related  mortgage  loans.
Consequently,  the  prepayment  of  mortgage  loans  with  higher  mortgage  rates  may  result in a lower
Pass-Through Rate on those classes of offered certificates.

         To the  extent the Net WAC Rate is paid on any class of the  Adjustable  Rate  Certificates,  the difference  between the Net WAC Rate and the pass-through rate on such certificates (but not more than any cap as set forth in the final  term  sheet  for such  class of  certificates),  will  create a basis  risk shortfall  that will carry  forward  with  interest  thereon.  These  basis risk  shortfalls  will only be payable  from  Excess Cash Flow or, if  applicable,  a yield  maintenance  agreement  or other  derivative instrument,  and, in any event,  may remain  unpaid on the  Optional  Termination  Date or the  applicable final distribution date.

ASSUMED FINAL DISTRIBUTION DATE

         The assumed final  distribution date with respect to each class of the offered  certificates will be  specified  in the final  term  sheet  for a class of  certificates  or in the  pooling  and  servicing agreement  for that series.  No event of default,  change in the  priorities  for  distribution  among the various  classes or other  provisions  under the  pooling  and  servicing  agreement  will arise or become applicable  solely by reason of the  failure  to retire the entire  Certificate  Principal  Balance of any class of certificates on or before its assumed final distribution date.

         WEIGHTED AVERAGE LIFE

         Weighted  average  life  refers to the  average  amount of time that will elapse from the date of issuance  of a  security  to the date of  distribution  to the  investor  of each  dollar  distributed  in reduction of principal of the  security.  The weighted  average life of the offered  certificates  will be influenced by, among other things,  the rate at which  principal of the mortgage loans is paid,  which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments  on  mortgage  loans are  commonly  measured  relative  to a  prepayment  standard or model.  For  example,  CPR,  represents  a constant  rate of  prepayment  each month  relative to the then outstanding  principal  balance of a pool of  mortgage  loans.  CPR does not  purport  to be a  historical description  of prepayment  experience or a prediction of the  anticipated  rate of prepayment of any pool of mortgage  loans,  including the mortgage loans in this mortgage pool. In addition,  it is very unlikely that the  mortgage  loans  will  prepay  at a  constant  level of CPR  until  maturity  or that all of the mortgage loans will prepay at the same level of CPR.

         Moreover,  the diverse  remaining  terms to maturity and mortgage  rates of the mortgage loans in the related  mortgage pool could produce slower or faster  principal  distributions  than indicated at the various  constant  percentages  of CPR,  even if the  weighted  average  remaining  term to  maturity  and weighted  average  mortgage rate of the mortgage  loans are as assumed.  Investors are urged to make their investment  decisions based on their  determinations as to anticipated rates of prepayment on the mortgage loans in the related  loan group under a variety of  scenarios.  Any  difference  between the  assumptions and the actual  characteristics  and  performance  of the mortgage  loans,  or actual  prepayment  or loss experience,  will affect the percentages of initial Certificate  Principal Balances  outstanding over time and the weighted average lives of the classes of offered certificates.

         ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The  after-tax  rate of return on the  Residual  Certificates  of any series will  reflect  their pre-tax  rate  of  return,  reduced  by the  taxes  required  to be  paid  with  respect  to the  Residual
Certificates  of that  series.  Holders of Residual  Certificates  of any series may have tax  liabilities with  respect to their  Residual  Certificates  during the early  years of the trust for that  series that substantially  exceed any distributions  payable thereon during any such period.  In addition,  holders of
Residual  Certificates of any series may have tax liabilities with respect to their Residual  Certificates the present value of which  substantially  exceeds the present value of distributions  payable thereon and of any tax benefits that may arise with respect  thereto.  Accordingly,  the  after-tax  rate of return on the  Residual  Certificates  of any series may be negative or may  otherwise  be  significantly  adversely affected.  The timing and  amount of taxable  income  attributable  to the  Residual  Certificates  of any series will depend on, among other things,  the timing and amounts of prepayments  and losses  experienced on the mortgage loans in the related loan group.

         The Residual  Certificateholders  of any series are  encouraged  to consult their tax advisors as to the effect of taxes and the  receipt of any  payments  made to those  holders  in  connection  with the purchase of the Residual  Certificates  on after-tax  rates of return on the  Residual  Certificates.  See
"Material  Federal Income Tax Consequences" in this term sheet supplement and "Material Federal Income Tax
Consequences" in the related base prospectus.

                                          POOLING AND SERVICING AGREEMENT

         GENERAL

         The  certificates  for each  series will be issued  under a series  supplement  for that  series, dated as of the cut-off date for that series,  to the standard  terms of pooling and servicing  agreement, dated as of March 1,  2006,  together  referred  to as the  pooling  and  servicing  agreement,  among the depositor,  the master servicer,  and Deutsche Bank Trust Company Americas, as trustee.  Reference is made to the related base prospectus for important  information in addition to that described  herein  regarding the terms and  conditions of the pooling and servicing  agreement  and the offered  certificates  for each series.  The offered  certificates  of any series will be  transferable  and  exchangeable at an office of the trustee,  which will serve as  certificate  registrar and paying agent.  The depositor  will provide a prospective  or actual  certificateholder  of any  series  without  charge,  on written  request,  a copy, without  exhibits,  of the pooling and servicing  agreement for that series.  Requests should be addressed to  the  President,  Residential  Accredit  Loans,  Inc.,  8400  Normandale  Lake  Boulevard,  Suite  250,
Minneapolis, Minnesota 55437.

         Under the pooling and servicing  agreement of any series,  transfers of Residual  Certificates of that series are prohibited to any non-United  States person.  Transfers of the Residual  Certificates  are additionally  restricted  as  described  in the pooling  and  servicing  agreement  for that  series.  See
"Material  Federal Income Tax Consequences" in this term sheet supplement and "Material Federal Income Tax
Consequences --REMICs--Taxation of Owners of REMIC Residual  Certificates--Tax and Restrictions on Transfers
of REMIC Residual  Certificates to Certain  Organizations" and "--Noneconomic REMIC Residual  Certificates"
in the  related  base  prospectus.  In  addition  to the  circumstances  described  in  the  related  base
prospectus,   the  depositor  may  terminate  the  trustee  for  any  series  for  cause  under  specified circumstances.  See "The Pooling and Servicing Agreement--The Trustee" in the related base prospectus.

         CUSTODIAL ARRANGEMENTS

         The trustee  will be directed to appoint  Wells Fargo Bank,  N.A.,  to serve as  custodian of the mortgage  loans.  The  custodian  is not an  affiliate  of  the  depositor,  the  master  servicer  or the sponsor.  No servicer will have  custodial  responsibility  for the mortgage  loans.  The  custodian  will maintain mortgage loan files that contain originals of the notes,  mortgages,  assignments and allonges in vaults  located at the  sponsor's  premises in  Minnesota.  Only the custodian has access to these vaults.
A shelving  and filing  system  segregates  the files  relating to the  mortgage  loans from other  assets serviced by the master servicer.

         THE MASTER SERVICER AND SUBSERVICERS

         Master  Servicer.  The master  servicer,  an affiliate of the depositor,  will be responsible for master servicing the mortgage loans.  Master servicing responsibilities include:

o             receiving funds from subservicers;
o             reconciling servicing activity with respect to the mortgage loans;
o             calculating remittance amounts to certificateholders;
o             sending remittances to the trustee for distributions to certificateholders;
o             investor and tax reporting;
o             coordinating loan repurchases;
o             oversight of all servicing activity, including subservicers;
o             following up with  subservicers  with respect to mortgage  loans that are  delinquent or for which servicing decisions may need to be made;
o             approval of loss mitigation strategies;
o             management and liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure; and
o             providing  certain  notices  and other  responsibilities  as  detailed  in the  pooling  and servicing agreement.

              The master servicer may, from time to time,  outsource  certain of its servicing  functions, such as foreclosure  management,  although any such  outsourcing  will not relieve the master  servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general  description  of the master  servicer and its  activities,  see "Sponsor and Master
Servicer" in this term sheet  supplement.  For a general  description  of material  terms  relating to the master servicer's removal or replacement,  see "The Pooling and Servicing  Agreement-Rights  Upon Event of
Default" in the related base prospectus.

         Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

o             communicating with borrowers;
o             sending monthly remittance statements to borrowers;
o             collecting payments from borrowers;
o             recommending  a loss  mitigation  strategy for borrowers  who have  defaulted on their loans
              (i.e. repayment plan, modification, foreclosure, etc.);
o             accurate and timely  accounting,  reporting  and  remittance  of the  principal and interest portions of monthly  installment  payments to the master  servicer,  together with any other sums paid by borrowers that are required to be remitted;
o             accurate  and timely  accounting  and  administration  of escrow and  impound  accounts,  if applicable;
o             accurate and timely reporting of negative amortization amounts, if any;
o             paying escrows for borrowers, if applicable;
o             calculating and reporting payoffs and liquidations;
o             maintaining an individual file for each loan; and
o             maintaining primary mortgage insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

         Homecomings  Financial Network,  Inc. The subservicing  agreement between the Master Servicer and
Homecomings  provides  that  Homecomings  will  provide all of the  services  described  in the  preceding paragraph.  Homecomings is a Delaware  corporation and has been servicing  mortgage loans secured by first liens on  one-to  four-family  residential  properties  since  1996.  Homecomings  was  incorporated  as a wholly-owned  subsidiary of  Residential  Funding  Corporation  in 1995 to service and originate  mortgage loans. In 1996,  Homecomings  acquired American Custody  Corporation to begin servicing  subprime mortgage loans,  and in 1999  Homecomings  acquired  Capstead  Inc. to focus on  servicing  prime loans such as the mortgage  loans  described  herein.  After  Capstead  Inc.  was  acquired,  Homecomings'  total  servicing portfolio was 164,000 loans with an aggregate  principal  balance of $25 billion with 20% being  subprime.
The three  servicing  locations  were  integrated  onto one servicing  system/platform  by the end of 2001 becoming one of the first  servicing  operations  to service all loan  products on one  servicing  system.
The  operations  of each of the  acquired  companies  have been  integrated  into  Homecomings'  servicing operations.  Approximately  85% of the mortgage loans  currently  master  serviced by Residential  Funding
Corporation are subserviced by Homecomings.  As of December 31, 2005,  Homecomings serviced  approximately
782,000  mortgage loans with an aggregate  principal  balance of approximately  $104 billion.  In addition to  servicing  mortgage  loans  secured  by first  liens on  one-to-four  family  residential  properties,
Homecomings  services  mortgage loans secured by more junior second liens on residential  properties,  and mortgage  loans  made  to  borrowers  with  imperfect  credit  histories,  and  subprime  mortgage  loans.
Homecomings also performs special servicing  functions where the servicing  responsibilities  with respect to  delinquent  mortgage  loans that have been serviced by third parties is  transferred  to  Homecomings.
Homecomings'  servicing  activities  have  included the  activities  specified  above under  "--Subservicer responsibilities".

         Homecomings  may, from time to time,  outsource  certain of its subservicing  functions,  such as contacting  delinquent  borrowers,  property  tax  administration  and  hazard  insurance  administration, although any such outsourcing will not relieve  Homecomings of any of its  responsibilities or liabilities as a  subservicer.  If  Homecomings  engages any  subservicer  to  subservice  10% or more of the mortgage loans, or any subservicer  performs the types of services requiring  additional  disclosures,  the issuing entity  will file a Report  on Form 8 K  providing  any  required  additional  disclosure  regarding  such subservicer.

         The  following  table sets forth the aggregate  principal  amount of mortgage  loans  serviced by
Homecomings  for the past five years.  The  percentages  shown under  "Percentage  Change from Prior Year"
represent  the ratio of (a) the  difference  between the current and prior year volume over (b) the  prior year volume.

                                     HOMECOMINGS SERVICING PORTFOLIO

                                                   FIRST LIEN MORTGAGE LOANS
         VOLUME BY                                                                                               THREE MONTHS
     PRINCIPAL BALANCE            2001            2002             2003             2004            2005         ENDED 3/31/06
Prime Mortgages(1)           $25,532,458,680 $27,343,774,000  $29,954,139,212  $31,943,811,060 $44,570,851,126  $49,891,968,825
Non-Prime Mortgages(2)       $17,039,860,699 $27,384,763,000  $39,586,900,679  $44,918,413,591 $52,102,835,214  $53,398,985,646
Total                        $42,572,319,379 $54,728,537,000  $69,541,039,891  $76,862,224,651 $96,673,686,340  $103,290,954,471
Prime Mortgages(1)                   59.97%           49.96%           43.07%          41.56%           46.10%           48.30%
Non-Prime Mortgages(2)               40.03%           50.04%           56.93%          58.44%           53.90%           51.70%
Total                               100.00%          100.00%          100.00%         100.00%          100.00%          100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                  (6.30)%            7.09%            9.55%           6.64%           39.53%           11.94%
Non-Prime Mortgages(2)               56.49%           60.71%           44.56%          13.47%           15.99%            2.49%
Total                                11.62%           28.55%           27.07%          10.53%           25.78%            6.84%

                                                  JUNIOR LIEN MORTGAGE LOANS
         VOLUME BY                                                                                               THREE MONTHS
     PRINCIPAL BALANCE            2001            2002             2003             2004            2005         ENDED 3/31/06
Prime Mortgages(1)           $8,024,136,313   $7,627,424,000   $7,402,626,296  $7,569,300,685   $7,442,264,087   $8,808,218,189
Non-Prime Mortgages(2)                    -                -                -               -                -                -
Total                        $8,024,136,313   $7,627,424,000   $7,402,626,296  $7,569,300,685   $7,442,264,087   $8,808,218,189
Prime Mortgages(1)                  100.00%          100.00%          100.00%         100.00%          100.00%          100.00%
Non-Prime Mortgages(2)                0.00%            0.00%            0.00%           0.00%            0.00%            0.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                      N/A          (4.94)%          (2.95)%           2.25%          (1.68)%           18.35%
Non-Prime Mortgages(2)                  N/A                -                -               -                -                -
Total                                   N/A          (4.94)%          (2.95)%           2.25%          (1.68)%           18.35%

                                                   FIRST LIEN MORTGAGE LOANS
         VOLUME BY                                                                                               THREE MONTHS
      NUMBER OF LOANS             2001             2002            2003             2004            2005         ENDED 3/31/06
Prime Mortgages(1)                   133,632         125,209          143,645         150,297          187,773          204,389
Non-Prime Mortgages(2)               168,185         257,077          341,190         373,473          394,776          397,515
Total                                301,817         382,286          484,835         523,770          582,549          601,904
Prime Mortgages(1)                    44.28%          32.75%           29.63%          28.70%           32.23%           33.96%
Non-Prime Mortgages(2)                55.72%          67.25%           70.37%          71.30%           67.77%           66.04%
Total                                100.00%         100.00%          100.00%         100.00%          100.00%          100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                   (9.85)%         (6.30)%           14.72%           4.63%           24.93%            8.85%
Non-Prime Mortgages(2)                38.47%          52.85%           32.72%           9.46%            5.70%            0.69%
Total                                 11.91%          26.66%           26.83%           8.03%           11.22%            3.32%

                                                  JUNIOR LIEN MORTGAGE LOANS
         VOLUME BY                                                                                               THREE MONTHS
      NUMBER OF LOANS             2001             2002            2003             2004            2005         ENDED 3/31/06
Prime Mortgages(1)                   228,946         217,031          211,585         210,778          199,600          225,163
Non-Prime Mortgages(2)                     -               -                -               -                -                -
Total                                228,946         217,031          211,585         210,778          199,600          225,163
Prime Mortgages(1)                   100.00%         100.00%          100.00%         100.00%          100.00%          100.00%
Non-Prime Mortgages(2)                 0.00%           0.00%            0.00%           0.00%            0.00%            0.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                       N/A         (5.20)%          (2.51)%         (0.38)%          (5.30)%           12.81%
Non-Prime Mortgages(2)                   N/A               -                -               -                -                -
Total                                    N/A         (5.20)%          (2.51)%         (0.38)%          (5.30)%           12.81%
(1)      Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and
Home Equity Revolving Credit Line Loan Junior Lien programs.
===============================================================================================================================

(2)      Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)      Represents year to year growth or decline as a percentage of the prior year's volume.

                  SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The  servicing  fees for each  mortgage  loan are  payable out of the  interest  payments on that mortgage  loan.  The servicing  fees relating to each mortgage loan will be a per annum  percentage of the outstanding  principal  balance of that  mortgage loan as set forth in the final term sheet for a class of certificates.  The  servicing  fees  consist of (a)  servicing  fees  payable to the  master  servicer  in respect of its master servicing  activities and (b) subservicing  and other related  compensation  payable to the  subservicer,  including any payment due to prepayment  charges on the related  mortgage  loans and such  compensation  paid to the master  servicer as the direct servicer of a mortgage loan for which there is no subservicer.

         The primary  compensation to be paid to the master servicer for its master  servicing  activities will be its servicing fee equal to a per annum  percentage of the  outstanding  principal  balance of each mortgage  loan.  As described  in the related  base  prospectus,  a  subservicer  is entitled to servicing compensation in a minimum amount equal to a per annum percentage of the outstanding  principal  balance of each  mortgage  loan  serviced  by it. The master  servicer  is  obligated  to pay some  ongoing  expenses associated  with the trust for any series and  incurred  by the master  servicer  in  connection  with its responsibilities  under the related  pooling and  servicing  agreement.  The master  servicing  fee may be reduced if a master  servicer is appointed in certain  circumstances,  but may not be increased.  See "The
Pooling and  Servicing  Agreement--Servicing  Compensation  and Payment of  Expenses"  in the related  base prospectus for information  regarding other possible  compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

         The  following  table sets forth the fees and  expenses  that are  payable out of payments on the mortgage  loans,  prior to payments of interest  and  principal to the  certificateholders,  except as may otherwise be set forth in any final term sheet of any series:

           --------------------------------- ------------------------------------------ -----------------------------
                     DESCRIPTION                              AMOUNT                          RECEIVING PARTY
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Master Servicer Fee               0.05% per annum of the principal balance   Master Servicer
                                             of each mortgage loan
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Subservicer Fee                   0.25% per annum of the principal balance   Subservicers
                                             of each mortgage loan serviced by a
                                             subservicer
           --------------------------------- ------------------------------------------ -----------------------------

In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

         REPORTS TO CERTIFICATEHOLDERS

         On each  distribution  date for any series, a distribution  date statement will be made available to  each  certificateholder  of  that  series  setting  forth  certain  information  with  respect  to the composition  of the payment  being  made,  the  Certificate  Principal  Balance or  Notional  Amount of an
individual  certificate  following the payment and certain other information  relating to the certificates and the mortgage  loans of that series.  The trustee will make the  distribution  date  statement  and, at its option,  any additional  files  containing the same  information in an alternative  format,  available each month to  certificateholders  of that series and other parties to the pooling and servicing agreement
via  the   trustee's   internet   website.   See  also  "Pooling  and   Servicing   Agreement-Reports   to
Certificateholders"  in the related base prospectus for a more detailed  description of  certificateholder reports.

         VOTING RIGHTS

         There are  actions  specified  in the  related  base  prospectus  that may be taken by holders of certificates  of any series  evidencing a specified  percentage of all undivided  interests in the related trust and may be taken by holders of  certificates  entitled in the  aggregate to that  percentage  of the voting rights.  All voting rights for any series will be allocated  among all holders of the  certificates of that series as  described  in the pooling and  servicing  agreement  for that  series.  The pooling and servicing  agreement  for any series may be amended  without the  consent of the  holders of the  Residual
Certificates of that series in specified circumstances.

         TERMINATION

         The  circumstances  under which the  obligations  created by the pooling and servicing  agreement for any series will  terminate  relating to the offered  certificates  of that series are described  under
"The  Pooling and  Servicing  Agreement --Termination;  Retirement  of  Certificates"  in the related base prospectus.  The master  servicer will have the option,  on any  distribution  date on which the aggregate
Stated  Principal  Balance of the mortgage loans included in the trust  established for any series is less than 10% of the aggregate  principal  balance of the mortgage loans included in the trust  established for that series as of the cut-off date for that series,  after deducting  payments of principal due during the month of the cut-off date,  either to purchase all remaining  mortgage loans and other assets in the trust for that series,  thereby effecting early retirement of the offered certificates or to purchase,  in whole but not in part,  the  certificates.  Any such  purchase of mortgage  loans and other  assets of the trust for that series shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each mortgage loan or the fair market value of the related  underlying  mortgaged  properties with respect to defaulted  mortgage  loans as to which title to such  mortgaged  properties  has been  acquired if such fair  market  value  is  less  than  such  unpaid  principal  balance,  net  of any  unreimbursed  Advance attributable  to  principal,  as of the  date of  repurchase,  (b)  accrued  interest  thereon  at the Net
Mortgage  Rate to,  but not  including,  the  first  day of the  month in which  the  repurchase  price is distributed  and (c) in the case of certificates  related to a swap agreement,  any payment related to the early  termination of such swap agreement  payable to the swap counterparty then remaining unpaid or which is due as a result of the  exercise of such  option.  The  optional  termination  price paid by the master servicer will also include  certain  amounts owed by  Residential  Funding as seller of the mortgage loans included in the trust  established  for that series,  under the terms of the  agreement  pursuant to which
Residential  Funding  sold the  mortgage  loans to the  depositor,  that remain  unpaid on the date of the optional termination.

         Distributions  on the  certificates  of any series relating to any optional  termination  will be paid,  first,  to the Class A  Certificates,  second,  to the Class M  Certificates  in the order of their payment  priority,  third,  to the Class B  Certificates,  if any, and fourth,  except as set forth in the pooling  and  servicing  agreement,  to the  Class  SB  Certificates  and the  Class R  Certificates.  The
proceeds of any such  distribution  may not be sufficient  to distribute  the full amount to each class of certificates  of that  series  if the  purchase  price is based  in part on the fair  market  value of the underlying  mortgaged  property  and the fair  market  value is less  than  100% of the  unpaid  principal balance of the  related  mortgage  loan.  Any such  purchase of the  certificates  will be made at a price equal to 100% of their  Certificate  Principal Balance plus the Accrued  Certificate  Interest thereon for the  immediately  preceding  Interest  Accrual  Period at the  then-applicable  pass-through  rate and any previously unpaid Accrued  Certificate  Interest.  Promptly after the purchase of such certificates of any series,  the master  servicer  shall  terminate the trust for that series in accordance  with the terms of the related pooling and servicing agreement.

         Upon  presentation  and surrender of the offered  certificates in connection with the termination of the trust or a purchase of  certificates  for any series under the  circumstances  described in the two preceding  paragraphs,  the holders of the offered certificates of that series will be entitled to receive an amount  equal to the  Certificate  Principal  Balance of that class plus Accrued  Certificate  Interest thereon for the immediately  preceding Interest Accrual Period at the  then-applicable  pass-through rate, plus any previously unpaid Accrued  Certificate  Interest.  However,  any Prepayment  Interest  Shortfalls
previously   allocated  to  the  certificates  of  that  series  will  not  be  reimbursed.   The  offered
certificates  will not  receive  the amount of any Basis Risk  Shortfall  or Basis  Risk  Shortfall  Carry
Forward Amount in connection with any such purchase of the offered  certificates  by the master  servicer.
In addition,  distributions to the holders of the most subordinate class of certificates  outstanding with a  Certificate  Principal  Balance  greater  than zero will be  reduced,  as  described  in the  preceding paragraph,  in the case of the  termination of the trust for that series  resulting from a purchase of all the assets of that trust.

         THE TRUSTEE

         The  trustee  under the pooling and  servicing  agreement  (as  described  below),  is a national banking  association.  Unless an event of default has  occurred  and is  continuing  under the pooling and servicing  agreement,  the trustee  will  perform  only such duties as are  specifically  set forth in the pooling and servicing  agreement.  If an event of default  occurs and is continuing  under the pooling and servicing  agreement,  the trustee is required to exercise  such of the rights and powers  vested in it by the pooling  and  servicing  agreement,  such as either  acting as the master  servicer  or  appointing  a successor  master  servicer,  and use the same  degree  of care and skill in their  exercise  as a prudent investor  would  exercise or use under the  circumstances  in the conduct of such  investor's own affairs.
Subject to certain  qualifications  specified in the pooling and servicing agreement,  the trustee will be liable for its own negligent action,  its own negligent failure to act and its own willful  misconduct for actions.

         The  trustee's  duties and  responsibilities  under the pooling and servicing  agreement  include collecting  funds from the master  servicer to  distribute to  certificateholders  at the direction of the master servicer,  providing  certificateholders  and applicable rating agencies with monthly  distribution statements  and  notices  of the  occurrence  of a default  under the  pooling  and  servicing  agreement, removing the master  servicer as a result of any such  default,  appointing a successor  master  servicer, and effecting any optional termination of the trust.

         The  master  servicer  will pay to the  trustee  reasonable  compensation  for its  services  and reimburse the trustee for all reasonable  expenses  incurred or made by the trustee in accordance with any of the  provisions of the pooling and servicing  agreement,  except any such expense as may arise from the trustee's  negligence or bad faith.  The master  servicer has also agreed to indemnify the trustee for any losses and expenses  incurred without  negligence or willful  misconduct on the trustee's part arising out of the acceptance and administration of the trust.

         The trustee may resign at any time, in which event the  depositor  will be obligated to appoint a successor  trustee.  The  depositor  may also remove the  trustee if the trustee  ceases to be eligible to continue as trustee under the pooling and servicing  agreement or if the trustee becomes  insolvent.  Upon becoming aware of those  circumstances,  the depositor  will be obligated to appoint a successor  trustee.
The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51%
of the  aggregate  voting  rights in the  related  trust.  Any  resignation  or removal of the trustee and appointment of a successor  trustee will not become  effective until  acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                 LEGAL PROCEEDINGS

         There  are no  material  pending  legal or other  proceedings  involving  the  mortgage  loans or
Residential  Funding  Corporation,  as sponsor and master servicer,  Residential  Accredit Loans,  Inc. as depositor, the trust as the issuing entity, or Homecomings,  as subservicer,  that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

         Residential  Funding and Homecomings are currently parties to various legal  proceedings  arising from  time to time in the  ordinary  course  of  their  businesses,  some of  which  purport  to be  class actions.  Based  on  information  currently  available,  it is the  opinion  of  Residential  Funding  and
Homecomings that the eventual outcome of any currently  pending legal  proceeding,  individually or in the aggregate,  will not have a material  adverse  effect on their  ability to perform  their  obligations  in relation to the  mortgage  loans.  No  assurance,  however,  can be given that the final  outcome of these legal  proceedings,  if unfavorable,  either  individually or in the aggregate,  would not have a material adverse  impact on  Residential  Funding or  Homecomings.  Any such  unfavorable  outcome could  adversely affect the ability of Residential  Funding  Corporation  or  Homecomings  to perform its servicing  duties with respect to the mortgage loans and  potentially  lead to the  replacement  of  Residential  Funding or
Homecomings with a successor servicer.

                                     MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Upon the  issuance  of the  certificates,  Orrick,  Herrington  & Sutcliffe  LLP,  counsel to the depositor,  will render an opinion to the effect that,  assuming  compliance  with all  provisions  of the pooling and  servicing  agreement,  for  federal  income tax  purposes,  the trust,  exclusive  of a yield maintenance agreement, swap agreement or other derivative instrument,  if applicable,  will qualify as one or more REMICs under the Internal Revenue Code.

         For federal income tax purposes:

o        the Class R Certificates  will represent  ownership of the sole class of "residual  interests" in each REMIC; and

o        each class of offered  certificates  and the Class SB  Certificates  will represent  ownership of
              "regular  interests" in a REMIC, will generally be treated as debt instruments of that REMIC and, if applicable,  will also represent the right to receive  payments from a reserve fund, which consists of certain  distributions from Excess Cash Flow and, if applicable,  payments under the yield maintenance agreement.

              See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

         For federal income tax purposes,  the offered  certificates  may be treated as having been issued with original issue  discount.  The  prepayment  assumption  that will be used in determining  the rate of accrual of original issue discount,  market discount and premium,  if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any  determination  the mortgage loans will prepay at a rate equal to 100% of the prepayment  assumption  used to price the offered  certificates.  No representation  is made that the  mortgage  loans  will  prepay at that  rate or at any  other  rate.  See
"Material  Federal  Income Tax  Consequences--General"  and  "--REMICs--Taxation  of Owners of REMIC  RegulAR
Certificates--Original Issue Discount" in the related base prospectus.

         The holders of the offered  certificates  will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

         If the method for computing  original  issue  discount  described in the related base  prospectus results in a negative  amount for any period with respect to a  certificateholder,  the amount of original issue  discount  allocable  to that period  would be zero and the  certificateholder  will be permitted to offset that negative  amount only against future original issue  discount,  if any,  attributable to those certificates.

         In some  circumstances  the OID  regulations  permit the holder of a debt instrument to recognize original  issue discount  under a method that differs from that used by the issuing  entity.  Accordingly, it is possible that the holder of a certificate  may be able to select a method for  recognizing  original issue  discount  that  differs  from  that  used  by the  master  servicer  in  preparing  reports  to the certificateholders and the Internal Revenue Service, or IRS.

         Certain  classes of offered  certificates  may be treated  for  federal  income tax  purposes  as having  been  issued at a premium.  Whether  any holder of one of those  classes of  certificates  will be treated as holding a  certificate  with  amortizable  bond premium will depend on the  certificateholder's purchase  price  and  the  distributions  remaining  to be  made  on the  certificate  at the  time of its acquisition  by the  certificateholder.  The  use of a  zero  prepayment  assumption  may be  required  in calculating  the  amortization  of premium.  Holders of those classes of  certificates  are  encouraged to consult  their tax advisors  regarding  the  possibility  of making an election to amortize  such premium.
See "Material  Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC Regular  Certificates"
and "--Premium" in the related base prospectus.

         Each  holder  of an  Adjustable  Rate  Certificate  is  deemed  to  own an  undivided  beneficial ownership  interest in a REMIC regular  interest and a right to receive  payments from a reserve fund with respect to Basis Risk  Shortfall  Carry  Forward  Amounts.  The reserve  fund will consist of a portion of excess cash flow and amounts  received  under the interest rate cap  agreements.  The treatment of amounts received by the holder of an Adjustable Rate Certificate under such  certificateholder's  right to receive payments  under the reserve fund will depend on the portion,  if any, of such offered  certificateholder's purchase  price  allocable  thereto.  Under the REMIC  regulations,  each  holder  of an  Adjustable  Rate
Certificate  must allocate its purchase price for that certificate  between its undivided  interest in the
REMIC regular  interest and its undivided  interest in the right to receive certain  payments with respect to Basis Risk Shortfall  Carry Forward  Amounts in accordance with the relative fair market values of each property  right.  Such  allocations  will be used for,  among  other  things,  purposes of  computing  any original  issue  discount,  market  discount  or  premium,  as well as for  determining  gain or loss upon disposition.  It  is  intended  that  certain  payments  made  to  the  holders  of  the  Adjustable  Rate
Certificates  with respect to Basis Risk  Shortfall  Carry  Forward  Amounts be treated as  includible  in income based on, and the  purchase  price  allocated  to the reserve  fund may be amortized in  accordance with,  the tax  regulations  relating  to  notional  principal  contracts.  In the  case of  non-corporate holders  of the  offered  certificates,  the  amortization  of  the  purchase  price  may  be  subject  to limitations  as an  itemized  deduction,  and may not be useable at all if the  taxpayer is subject to the alternative  minimum tax.  However,  regulations  have  recently been proposed that modify the taxation of notional principal  contracts that contain  contingent  nonperiodic  payments.  As the application of such regulations (i.e.,  whether they apply, and if so, how they apply) are, at this time, unclear,  holders of the offered  certificates  should consult with their own tax advisors with respect to the proper treatment of their  interest in the reserve fund.  The OID  regulations  provide that the trust's  determination  of the issue  price of the REMIC  regular  interest is binding on all  holders  unless the holder  explicitly discloses on its tax return that its allocation is different from the trust's allocation.

         Under the REMIC  regulations,  the master  servicer is required to account for the REMIC  regular interest and the right to receive  payments with respect to Basis Risk Shortfall  Carry Forward Amounts as discrete  property  rights.  It is possible that the right to receive payments with respect to the reserve fund could be treated as a partnership  among the holders of the Adjustable  Rate  Certificates  and Class
SB  Certificates,  in  which  case  holders  of the  Adjustable  Rate  Certificates  would be  subject  to potentially  different  timing of income  and  foreign  holders of such  certificates  could be subject to withholding in respect of any payments with respect to the reserve fund.  Holders of the  Adjustable  Rate
Certificates  are advised to consult  their own tax  advisors  regarding  the  allocation  of issue price,
timing,   character  and  source  of  income  and  deductions   resulting  from  the  ownership  of  their
certificates.  Treasury  regulations have been promulgated under Section 1275 of the Internal Revenue Code generally  providing for the integration of a "qualifying  debt  instrument"  with a hedge if the combined cash flows of the  components  are  substantially  equivalent  to the cash  flows on a variable  rate debt instrument.  However,  such regulations  specifically  disallow integration of debt instruments subject to
Section  1272(a)(6) of the Internal Revenue Code.  Therefore,  holders of the Adjustable Rate Certificates will be unable to use the  integration  method  provided for under such  regulations  with respect to such certificates.

         To the  extent  that  the  right  to  receive  payments  with  respect  to the  reserve  fund are characterized  as a "notional  principal  contract" for federal  income tax purposes,  upon the sale of an
Adjustable   Rate   Certificate,   the   amount   of  the  sale   proceeds   allocated   to  the   selling
certificateholder's  right to receive such payments would be considered a "termination  payment" under the notional principal contract regulations  allocable to the related  certificate.  A holder of an Adjustable
Rate  Certificate  would have gain or loss from such a termination of the right to receive  payments equal to (i) any  termination  payment it  received  or is deemed to have  received  minus (ii) the  unamortized portion of any amount paid, or deemed paid, by the  certificateholder  upon entering into or acquiring its interest in the right to receive  payments  under the reserve  fund.  In addition,  this  calculation  may have to be adjusted if the recently proposed  regulations  referred to above apply to the right to receive payments from the reserve fund.

         Gain or loss  realized  upon the  termination  of the  right to  receive  certain  payments  with respect to the reserve fund will  generally be treated as capital gain or loss.  Moreover,  in the case of a bank or thrift  institution,  Internal  Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         This  paragraph  applies to the portion of each  offered  certificate  exclusive of any rights in respect to payments  with  respect to Basis Risk  Shortfall  Carry  Forward  Amounts.  That portion of the offered  certificates  will be  treated as assets  described  in Section  7701(a)(19)(C)  of the  Internal
Revenue Code and "real estate assets" under Section  856(c)(4)(A)  of the Internal  Revenue Code generally in the same proportion that the assets of the REMIC  underlying the certificates  would be so treated.  In addition,  interest on the offered certificates,  exclusive of any interest received with respect to Basis
Risk Shortfall  Carry Forward  Amounts,  will be treated as "interest on obligations  secured by mortgages on real property"  under Section  856(c)(3)(B)  of the Internal  Revenue Code generally to the extent that those  certificates  are treated as "real  estate  assets"  under  Section  856(c)(4)(A)  of the  Internal
Revenue Code. Moreover,  the specified portion of the offered  certificates will be "qualified  mortgages"
within the meaning of Section  860G(a)(3) of the Internal  Revenue Code if transferred to another REMIC on its startup  day in exchange  for a regular or  residual  interest  in that  REMIC.  However,  prospective investors  in  offered  certificates  that will be  generally  treated  as  assets  described  in  Section
860G(a)(3) of the Internal Revenue Code should note that,  notwithstanding that treatment,  any repurchase of a certificate  pursuant to the right of the master servicer to repurchase the offered  certificates may adversely  affect  any  REMIC  that  holds  the  offered  certificates  if the  repurchase  is made  under circumstances  giving rise to a prohibited  transaction tax under the Internal  Revenue Code. See "Pooling and  Servicing  Agreement--Termination"  in this term sheet  supplement  and "Material  Federal  Income Tax
Consequences--REMICs--  Characterization  of  Investments  in  REMIC  Certificates"  in  the  related  base prospectus.

         The holders of the offered  certificates  will be required to include in income interest on their certificates  in  accordance  with the accrual  method of  accounting.  As noted above,  each holder of an
Adjustable  Rate  Certificate  will be required to allocate a portion of the  purchase  price paid for its certificates to the right to receive  certain  payments with respect to the reserve fund. The value of the right to receive any such  payments  under the  reserve  fund is a question of fact which could be subject to  differing  interpretations.  Because the right to receive  such  payments  under the  reserve  fund is treated as a separate  right of the  Adjustable  Rate  Certificates  not payable by any REMIC,  such right will not be treated as a qualifying  asset for any such  certificateholder  that is a mutual savings bank, domestic building and loan association,  real estate investment trust, or real estate mortgage  investment conduit and any amounts  received in respect  thereof will not be  qualifying  real estate income for real estate investment trusts.

         Any money  deposited  into the reserve fund on a  distribution  date will be  distributed  to the certificateholders  on the same distribution date in accordance with the payment  priorities  described in this term sheet supplement.

         For further  information  regarding  federal income tax  consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

         SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The IRS has issued REMIC  regulations  under the  provisions  of the  Internal  Revenue Code that significantly  affect holders of Residual  Certificates.  The REMIC regulations impose restrictions on the transfer or  acquisition  of some residual  interests,  including the Residual  Certificates.  The pooling and  servicing  agreement  includes  other  provisions  regarding  the transfer of Residual  Certificates, including:

o        the requirement that any transferee of a Residual  Certificate provide an affidavit  representing that the transferee:

o        is not a disqualified organization;

o        is not acquiring the Residual Certificate on behalf of a disqualified organization; and

o        will  maintain  that  status  and will  obtain a similar  affidavit  from any  person to whom the transferee shall subsequently transfer a Residual Certificate;

o        a provision that any transfer of a Residual  Certificate to a disqualified  organization shall be null and void; and

o        a grant to the master  servicer of the right,  without  notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual  Certificate  that shall become owned by a disqualified organization despite the first two provisions above.

In addition,  under the pooling and servicing agreement,  the Residual Certificates may not be transferred to non-United States persons.

         The REMIC  regulations  also provide that a transfer to a United States  person of  "noneconomic"
residual  interests  will be  disregarded  for all federal  income tax  purposes,  and that the  purported transferor  of  "noneconomic"  residual  interests  will  continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless "no  significant  purpose of the transfer was to impede the  assessment or collection of tax." Based on the REMIC  regulations,  the Residual  Certificates may  constitute  noneconomic  residual  interests  during some or all of their  terms for  purposes of the
REMIC  regulations  and,  accordingly,  unless no  significant  purpose  of a  transfer  is to impede  the assessment or collection of tax,  transfers of the Residual  Certificates may be disregarded and purported transferors  may remain  liable for any taxes due  relating  to the income on the  Residual  Certificates.
All  transfers  of the  Residual  Certificates  will be  restricted  in  accordance  with the terms of the pooling  and  servicing  agreement  that are  intended  to reduce the  possibility  of any  transfer  of a
Residual  Certificate  being  disregarded  to  the  extent  that  the  Residual  Certificates   constitute
noneconomic  residual  interests.  See  "Material  Federal  Income Tax  Consequences --REMICs--Taxation  of
Owners of REMIC  Residual  Certificates--Noneconomic  REMIC  Residual  Certificates"  in the  related  base prospectus.

         The IRS has issued final REMIC  regulations  that add to the conditions  necessary to assure that a transfer of a non-economic  residual  interest would be respected.  The  additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual,  the transferee  represent that it will not cause the income "to be attributable to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee  or another U.S.  taxpayer" and either (i)
the amount  received by the  transferee  be no less on a present value basis than the present value of the net tax  detriment  attributable  to holding the  residual  interest  reduced by the present  value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic taxable corporation  with  specified  large  amounts  of  gross  and net  assets  and  that  meets  certain  other requirements  where agreement is made that all future transfers will be to taxable  domestic  corporations in  transactions  that  qualify  for the same "safe  harbor"  provision.  Eligibility  for the safe harbor requires,  among other things,  that the facts and  circumstances  known to the  transferor at the time of transfer  not indicate to a reasonable  person that the taxes with respect to the residual  interest  will not be  paid,  with an  unreasonably  low  cost  for  the  transfer  specifically  mentioned  as  negating eligibility.  The  regulations  generally apply to transfers of residual  interests  occurring on or after
February 4, 2000,  although  certain of their  provisions  apply only to transfers  of residual  interests occurring on or after August 19, 2002.  See "Material  Federal  Income Tax  Consequences --REMICs--Taxation
of Owners of REMIC  Residual  Certificates--Noneconomic  REMIC Residual  Certificates"  in the related base prospectus.

         The  Residual  Certificateholders  may be  required  to report an amount of taxable  income  with respect to the earlier accrual periods of the terms of the  REMICs that  significantly  exceeds the amount of cash distributions  received by the Residual  Certificateholders  from the REMICs with respect to those periods.  Furthermore,  the tax on that  income may exceed the cash  distributions  with  respect to those periods.  Consequently,  Residual  Certificateholders  are  encouraged  to have  other  sources  of  funds sufficient  to pay any federal  income taxes due in the earlier  years of each REMIC's term as a result of their  ownership  of the Residual  Certificates.  In  addition,  the required  inclusion of this amount of taxable income during the REMICs'  earlier accrual  periods and the deferral of  corresponding  tax losses or  deductions  until  later  accrual  periods or until the  ultimate  sale or  disposition  of a Residual
Certificate,  or possibly later under the "wash sale" rules of Section 1091 of the Internal  Revenue Code, may cause the Residual  Certificateholders'  after-tax  rate of return to be zero or negative  even if the
Residual  Certificateholders'  pre-tax rate of return is positive.  That is, on a present value basis, the
Residual  Certificateholders'  resulting tax  liabilities  could  substantially  exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

         The rules for  accrual of OID with  respect to certain  classes of  certificates  are  subject to significant  complexity and uncertainty.  Because OID on the certificates  will be deducted by the related
REMIC in  determining  its taxable  income,  any changes  required by the IRS in the  application of those rules to the certificates may  significantly  affect the timing of OID deductions to the related REMIC and therefore  the  amount of the  related  REMIC's  taxable  income  allocable  to  holders  of the  Residual
Certificates.

         An individual,  trust or estate that holds,  whether directly or indirectly through  pass-through entities, a Residual  Certificate,  may have significant  additional gross income with respect to, but may be limited on the  deductibility  of,  servicing  and  trustee's  fees and other  administrative  expenses properly allocable to each REMIC in computing the  certificateholder's  regular tax liability and will not be able to deduct those fees or expenses to any extent in computing  the  certificateholder's  alternative minimum tax  liability.  See  "Material  Federal  Income Tax  Consequences-- REMICs--Taxation  of Owners of
REMIC Residual  Certificates--Possible  Pass-Through of Miscellaneous  Itemized  Deductions" in the related base prospectus.

         On May 11, 2004,  the IRS issued final  regulations  relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic  REMIC residual  interests,  adopting without change the  proposed  regulations  as  described in the related base  prospectus.  See  "Material  Federal
Income Tax  Consequences--REMICS--Taxation  of Owners of REMIC Residual Certificates--General" in the relatED base  prospectus.  These  regulations  are  effective  for taxable  years ending on or after May 11, 2004.
Holders of Residual  Certificates  are  encouraged to consult  their tax advisors  regarding the effect of these regulations.
         The IRS has issued proposed  regulations that, if adopted as final  regulations,  would cause the question of whether a transfer of residual  interests  will be respected  for federal  income tax purposes to be determined in the audits of the transferee  and  transferor  rather than an item to be determined as a partnership item in the audit of the REMIC's return.

         Residential  Funding will be  designated  as the "tax matters  person" with respect to each REMIC as defined  in the REMIC  Provisions,  as  defined  in the  related  base  prospectus,  and in  connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

         Purchasers  of the Residual  Certificates  are strongly  advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

         For further  information  regarding  the federal  income tax  consequences  of  investing  in the
Residual Certificates,  see "Certain Yield and Prepayment  Considerations--Additional  Yield Considerations
Applicable  Solely to the Residual  Certificates"  in this term sheet  supplement  and  "Material  Federal
Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC  Residual  Certificates"  in the related basE prospectus.

         PENALTY PROTECTION

         If penalties were asserted  against  purchasers of the offered  certificates  in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations  contained,  and the opinions stated,  herein and in the related base prospectus may not meet the conditions  necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                                  USE OF PROCEEDS

         The net proceeds from the sale of the offered  certificates  of any series to the  underwriter or the  underwriters  for any series will be paid to the  depositor.  The depositor  will use the proceeds to purchase the mortgage loans  included in the trust  established  for that series or for general  corporate purposes.  See "Method of Distribution" in this term sheet supplement.

                                              METHOD OF DISTRIBUTION

         In  accordance  with the terms and  conditions  of the  related  underwriting  agreement  for any series,  each underwriter set forth in any final term sheet and the prospectus  supplement for that series with respect to any class of offered  certificates  of that series will serve as an  underwriter  for each applicable  class  and  will  agree  to  purchase  and  the  depositor  will  agree  to sell  the  offered certificates  of that series  identified in the final term sheet,  except that a de minimis portion of the
Residual  Certificates of that series will be retained by Residential  Funding.  Each applicable  class of certificates of any series being sold to an underwriter are referred to as the  underwritten  certificates for that series.  It is expected  that delivery of the  underwritten  certificates  for any series,  other than the  Residual  Certificates,  will be made  only in  book-entry  form  through  the  Same  Day  Funds
Settlement  System of DTC, and that the delivery of the  Residual  Certificates  for any series other than the de minimis  portion  retained by  Residential  Funding  will be made at the offices of the  applicable underwriter on the closing date for that series against payment therefor in immediately available funds.

         In connection with the underwritten  certificates of any series,  each underwriter has agreed, in accordance  with the terms and  conditions  of the related  underwriting  agreement  for that  series,  to purchase  all of each  applicable  class of the  underwritten  certificates  of that series if any of that class of underwritten certificates of that series are purchased thereby.

         Any  related  underwriting  agreement  for  any  series  provides  that  the  obligation  of  the underwriter to pay for and accept delivery of each applicable  class of the  underwritten  certificates of that series is subject to,  among other  things,  the  receipt of legal  opinions  and to the  conditions, among others,  that no stop order suspending the effectiveness of the depositor's  registration  statement shall be in effect,  and that no  proceedings  for that purpose  shall be pending  before or threatened by the Securities and Exchange Commission.

         The  distribution of the  underwritten  certificates of any series by the applicable  underwriter may be  effected  from time to time in one or more  negotiated  transactions,  or  otherwise,  at  varying prices  to be  determined  at  the  time  of  sale.  Proceeds  to  the  depositor  from  the  sale  of the underwritten  certificates for any series,  before deducting  expenses payable by the depositor,  shall be set forth in the prospectus supplement for the series.

         The  underwriter  for any class of any series  may  effect  these  transactions  by  selling  the applicable  underwritten  certificates of any series to or through dealers,  and those dealers may receive compensation in the form of underwriting  discounts,  concessions or commissions  from the underwriter for whom they act as agent.  In connection  with the sale of the applicable  underwritten  certificates of any series,  the  underwriter  for any class of that series may be deemed to have received  compensation  from the depositor in the form of underwriting  compensation.  The underwriter and any dealers that participate with  the  underwriter  in the  distribution  of the  underwritten  certificates  of any  series  are also underwriters  of  that  series  under  the  Securities  Act of  1933.  Any  profit  on the  resale  of the underwritten  certificates of that series positioned by an underwriter  would be underwriter  compensation in the form of underwriting discounts and commissions under the Securities Act.

         Each  underwriting  agreement for any series will provide that the depositor  will  indemnify the underwriter,  and that under limited  circumstances the underwriter will indemnify the depositor,  against some  liabilities  under the  Securities  Act, or  contribute  to payments  required to be made in respect thereof.

         There is currently no secondary  market for the offered  certificates.  The  underwriter  for any series may make a secondary  market in the  underwritten  certificates of that series but is not obligated to do so. There can be no assurance  that a secondary  market for the offered  certificates  of any series will develop or, if it does develop,  that it will continue.  The offered  certificates will not be listed on any securities exchange.

         If  more  than  one  underwriter  has  agreed  to  purchase  the  offered   certificates,   those
underwriters will be identified in the final term sheet with respect to such class of certificates.

         The primary source of information  available to investors  concerning the offered certificates of any series will be the monthly  statements  discussed in the related base prospectus under "Description of the  Certificates--Reports  to  Certificateholders"  and in this term sheet  supplement  under "Pooling and
Servicing  Agreement--Reports to Certificateholders,"  which will include information as to the outstanding principal  balance  or  notional  amount  of the  offered  certificates  of that  series.  There can be no assurance  that any  additional  information  regarding  the  offered  certificates  of any series will be available  through any other source.  In addition,  the depositor is not aware of any source through which price  information  about the offered  certificates  will be  available on an ongoing  basis.  The limited nature of this  information  regarding the offered  certificates may adversely affect the liquidity of the offered  certificates  for any series,  even if a secondary  market for the offered  certificates  becomes available.

                                                  LEGAL OPINIONS

         Certain  legal  matters  relating to the  certificates  of any series will be passed upon for the depositor and  Residential  Funding  Securities  Corporation,  if it is an underwriter of that series,  by
Orrick,  Herrington & Sutcliffe  LLP,  New York,  New York and for each  underwriter  of that series other than Residential Funding Securities Corporation by Thacher Proffitt & Wood LLP, New York, New York.

                                                      RATINGS

         It is a  condition  of the  issuance  of the  offered  certificates  that each  class of  offered certificates  be  assigned  at least the  ratings  designated  in the final  term  sheet for such class of certificates  by one  or  more  rating  agencies  including  by  Standard  &  Poor's,  a  division  of The
McGraw-Hill  Companies,  Inc.,  Standard & Poor's or S&P, Moody's Investors Service,  Inc. or Moody's,  or
Fitch Ratings or Fitch.

         Standard & Poor's  ratings on mortgage  pass-through  certificates  address the likelihood of the receipt by  certificateholders  of payments  required under the related  pooling and servicing  agreement.
Standard & Poor's  ratings  take into  consideration  the credit  quality of the  related  mortgage  pool, structural  and legal  aspects  associated  with the  related  certificates,  and the  extent to which the payment  stream in the  related  mortgage  pool is adequate to make  payments  required  under the related certificates.  Standard & Poor's rating on the certificates of any series will not, however,  constitute a statement  regarding  frequency of  prepayments  on the related  mortgage  loans.  See "Certain  Yield and
Prepayment  Considerations"  in this term sheet supplement.  The rating on the Residual  Certificates only addresses the return of its  Certificate  Principal  Balance and interest on the Residual  Certificates at the related pass-through rate.

         The  rating  assigned  by Moody's to the  offered  certificates  address  the  likelihood  of the receipt by the  offered  certificateholders  of all  distributions  to which they are  entitled  under the pooling and servicing  agreement.  Moody's  ratings  reflect its analysis of the riskiness of the mortgage loans and the structure of the  transaction as described in the pooling and servicing  agreement.  Moody's ratings do not address the effect on the  certificates'  yield  attributable  to prepayments or recoveries on the mortgage loans.

         The ratings  assigned by Fitch to mortgage  pass-through  certificates  address the likelihood of the receipt by  certificateholders  of all  distributions to which they are entitled under the transaction structure.  Fitch's  ratings  reflect its analysis of the riskiness of the  underlying  mortgage loans and the  structure  of the  transaction  as  described  in the  operative  documents.  Fitch's  ratings do not address  the  effect  on  the  certificates'  yield  attributable  to  prepayments  or  recoveries  on the underlying  mortgage  loans.  The rating on the Residual  Certificates  only  addresses  the return of its
Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

         The  ratings do not  address  the  likelihood  of the  receipt of any amounts in respect of Basis
Risk Shortfall Carry-Forward Amounts.

         The ratings do not address the  likelihood  that  prepayment  charges  will be paid to holders of any class entitled to prepayment charges.

         The depositor has not requested a rating on the offered  certificates  by any rating agency other than  Standard & Poor's,  Moody's or Fitch.  However,  there can be no  assurance as to whether any rating agency  other  than the rating  agencies  designated  in the final term sheet for a class of  certificates will rate the Senior  Certificates  or Class M  Certificates  of any series,  or, if it does,  what rating would be  assigned  by any other  rating  agency.  A rating on the  certificates  of any series by another rating  agency,  if assigned at all, may be lower than the ratings  assigned to the  certificates  of that series by the rating agency or rating agencies requested by the depositor to rate those certificates.

         A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning  rating  organization.  Each security rating should be evaluated  independently of any other security rating.  In the event that the ratings  initially  assigned to the offered  certificates of any series are  subsequently  lowered for any reason,  no person or entity is  obligated  to  provide  any  additional  support or credit  enhancement  with  respect to the  offered certificates.

         The fees paid by the  depositor  to the  rating  agencies  at closing  include a fee for  ongoing surveillance  by the  rating  agencies  for so long as any  certificates  are  outstanding.  However,  the rating  agencies are under no  obligation  to the  depositor to continue to monitor or provide a rating on the certificates.

                                                 LEGAL INVESTMENT

         The offered  certificates  identified in the final term sheet will constitute  "mortgage  related securities"  for  purposes  of SMMEA so long as they are  rated in at  least  the  second  highest  rating category by one of the rating  agencies,  and, as such,  are legal  investments  for some  entities to the extent  provided in SMMEA.  SMMEA  provides,  however,  that states could override its provisions on legal investment  and  restrict or condition  investment  in mortgage  related  securities  by taking  statutory action on or prior to  October  3,  1991.  Some  states  have  enacted  legislation  which  overrides  the preemption  provisions of SMMEA.  The remaining  classes of  certificates  will not  constitute  "mortgage related securities" for purposes of SMMEA.

         One or more  classes  of the  offered  certificates  of any  series  may be  viewed  as  "complex securities" under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

         The depositor  makes no  representations  as to the proper  characterization  of any class of the offered  certificates  of any series  for legal  investment  or other  purposes,  or as to the  ability of particular  investors to purchase  any class of the offered  certificates  of any series under  applicable legal  investment  restrictions.  These  uncertainties  may adversely affect the liquidity of any class of offered  certificates  of any series.  Accordingly,  all  institutions  whose  investment  activities  are subject  to  legal  investment  laws  and  regulations,  regulatory  capital  requirements  or  review  by regulatory  authorities are encouraged to consult with their legal advisors in determining  whether and to what extent any class of the offered  certificates  of any series  constitutes  a legal  investment  or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the related base prospectus.

                                               ERISA CONSIDERATIONS

         Because  the  exemptive  relief  afforded  by the RFC  exemption  as  currently  in effect or any similar  exemption  that may be available  will not apply to the purchase,  sale or holding of the offered certificates,  no offered  certificate or any interest  therein may be acquired or held by any ERISA plan, any trustee or other  person  acting on behalf of any ERISA  plan,  or any other  person  using ERISA plan assets to effect such  acquisition or holding (each, a "plan  investor").  Consequently,  each  beneficial owner of an offered  certificate or any interest  therein shall be deemed to have  represented,  by virtue of its  acquisition or holding of that  certificate or interest  therein,  that it is not a plan investor.
If  any  offered  certificate  or any  interest  therein  is  acquired  or  held  in  violation  of  these restrictions,  the next preceding  permitted  beneficial  owner will be treated as the beneficial owner of that offered  certificate,  retroactive  to the date of transfer to the purported  beneficial  owner.  Any purported  beneficial  owner whose  acquisition or holding of any such certificate or interest therein was effected in  violation  of these  restrictions  shall  indemnify  and hold  harmless  the  depositor,  the trustee, the underwriters,  the master servicer,  any subservicer,  and the trust from and against any and all liabilities,  claims,  costs or expenses  incurred by those parties as a result of that acquisition or holding.